Exhibit 99.2

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UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

ALEXANDRIA DIVISION

In re Star Scientific, Inc.	)
Derivative Litigation	) Lead Case No. 1:13-CV-550-AJT-JFA
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This Document Relates to:	)
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ALL ACTIONS	)
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IN THE CIRCUIT COURT OF THE CITY OF RICHMOND
John Marshall Courts Building

In re Star Scientific, Inc. Virginia Circuit	)
Court Derivative Litigation	) Lead Case No. CL13-2997-6
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This Document Relates to:	)
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ALL ACTIONS	)
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STIPULATION AND AGREEMENT OF
COMPROMISE, SETTLEMENT AND RELEASE

This Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”) is entered into by counsel for plaintiffs in In re Star Scientific, Inc. Virginia Circuit Court Derivative Litigation, Lead Case No. CL13-2997-6 (Va. Cir. Ct., City of Richmond), Harold Z. Levine and Louis Lim (“State Derivative Plaintiffs”), counsel for plaintiffs in In re Star Scientific, Inc. Derivative Litigation, Lead Case No. 1:13-CV-550-AJT-JFA (E.D. Va.), William Skillman and David Inloes (“Federal Derivative Plaintiffs” and, collectively with State Derivative Plaintiffs, “Plaintiffs”), counsel for the Individual Defendants1, and counsel for nominal defendant Rock Creek Pharmaceuticals, Inc., formerly known as Star Scientific, Inc. (“Star Scientific” or the “Company” and, collectively with the Individual Defendants, “Defendants”) (collectively, the “Parties”), and is hereby submitted for approval by the United States District Court for the Eastern District of Virginia (the “Federal Court”). The settlement contemplated by this Stipulation shall be referred to as the "Settlement."

1            Individual Defendants refers to Jonnie R. Williams, Paul L. Perito, Christopher C. Chapman, Jr., Neil L. Chayet, Burton J. Haynes, Ralph B. Everett, Park A. Dodd, III, Mario Mirabelli, and Curtis Wright.

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WHEREAS:

A.           On March 25, 2013, a stockholder of the Company filed a securities class action in the Federal Court, seeking to represent a class of purchasers of the Company’s stock against the Company and certain of the Individual Defendants here, alleging principally that the Company made materially false and misleading statements in press releases and SEC filings regarding clinical research on Anatabloc® involving an alleged false affiliation with Johns Hopkins University and concealed private placements and related-party transactions, and asserting claims for (1) violations of Section 10(b) and Rule 10b-5, and (2) violations of Section 20(a) of the Securities Exchange Act (the “Exchange Act”). Another stockholder filed a similar action in the Federal Court on May 7, 2013. Those actions were consolidated on June 21, 2013, and are now styled In re Star Scientific, Inc. Securities Litigation, Master File No. 3:13-CV-00183-JAG (E.D. Va.) (the “Securities Class Action”). Subsequently, a lead plaintiff was appointed and an expanded consolidated amended complaint was filed.

B.           The Federal Derivative Plaintiffs filed their derivative complaints in the Federal Court on May 2 and 3, 2013, styled Skillman v. Williams, et al., No. 1:13-CV-AJT-JFA (E.D. Va.) and Inloes v. Williams, et al., No. 1:13-CV-557-AJT-TRJ (E.D. Va.), asserting that the Individual Defendants, while acting as members of the Company’s Board of Directors or as a Company officer, breached their fiduciary duties under Delaware law, abused their control, and violated Section 14A of the Exchange Act based on alleged facts and circumstances related to those alleged in the Securities Class Action.

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C.           By order of the Federal Court on May 23, 2013, the Federal Derivative Plaintiffs’ derivative actions were consolidated into In re Star Scientific, Inc. Derivative Litigation, Lead Case No. 1:13-CV-550-AJT-JFA (E.D. Va.) (the “Federal Derivative Action”) and Harwood Feffer LLP and Lifshitz Law firm were appointed Co-Lead Counsel for the Federal Derivative Plaintiffs (“Federal Co-Lead Counsel”).

D.           State Derivative Plaintiff Harold Z. Levine filed his derivative complaint in the Virginia Circuit Court of the City of Richmond on July 8, 2013, styled Levine v. Williams, et al., Case No. CL13-2997-6 (Va. Cir. Ct., City of Richmond) (the “Levine Action”), claiming that the Individual Defendants, while acting as members of the Company’s Board of Directors, breached their fiduciary duties under Delaware law based on alleged facts and circumstances related to those alleged in the Securities Class Action.

E.           State Derivative Plaintiff Louis Lim filed his derivative complaint in the Virginia Circuit Court of Henrico County on July 9, 2013, styled Lim v. Chapman, et al., Case No. CL 13-1800 (Va. Cir. Ct., Henrico Cnty.) (the “Lim Action” and, collectively with the Levine Action, the “State Derivative Actions”), claiming that the Individual Defendants, while acting as members of the Company’s Board of Directors, breached their fiduciary duties under Delaware law, wasted corporate assets, and were unjustly enriched based on alleged facts and circumstances related to those alleged in the Securities Class Action. The Federal Derivative Action and the State Derivative Actions are collectively referred to herein as the “Derivative Actions.”

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F.           On July 1, 2013 and August 1, 2013, stipulations were filed in the State Derivative Actions that provided for the acceptance of service on behalf of Defendants and stayed the period for Defendants to respond to the complaints in the State Derivative Actions until a date established in an agreed upon schedule or forty days after the parties advise the State Court that the parties were unable to agree on a schedule to allow the State Derivative Plaintiffs and Defendants to engage in discussions regarding possible coordination and scheduling of the various derivative actions.

G.           On August 12, 2013, the Federal Derivative Plaintiffs served their first request for production of documents upon the Defendants.

H.           On January 13, 2014, the Federal Derivative Plaintiffs filed a consolidated federal complaint asserting fiduciary claims, abuse of control claims, and a derivative claim for violation of Section 14(a) of the Exchange Act based on alleged facts and circumstances related to those alleged in the Securities Class Action.

I.           On January 29, 2014, upon motion of the United States of America, the Federal Court stayed discovery in the Securities Class Action pending resolution of a criminal case captioned United States v. McDonnell, No. 3:14-cv-12 (E.D. Va.) (the “Criminal Matter”).

J.           On January 30, 2014, upon motion of the United States of America, the Federal Court stayed the Federal Derivative Action, other than the exchange of Rule 26.1 disclosures and the briefing and argument on an expected motion to dismiss, until the conclusion of the jury trial or other disposition in the Criminal Matter.

K.          On February 3, 2014, the Individual Defendants and the Company filed motions to dismiss or stay the Federal Derivative Action. Federal Derivative Plaintiffs opposed the motions and the matter was set for hearing on February 28, 2014.

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L.           On February 14, 2014, parties to the Federal Derivative Action exchanged initial disclosures pursuant to Rule 26.1 of the Federal Rules of Civil Procedure.

M.          On February 28, 2014, after oral argument on the motions to dismiss or stay was presented, the Federal Court stayed the Federal Derivative Action pending further order of the Court, and further directed that the Company file, within ten (10) days of the dismissal or resolution of the Securities Class Action, or the jury’s verdict in the Criminal Matter, whichever first occurred, a report indicating what action, if any, it intends to take with regard to the Federal Derivative Action.

N.           On May 15, 2014, Plaintiff Lim and Defendants jointly moved the Virginia Circuit Court of Henrico County to transfer the Lim Action to the Virginia Circuit Court for the City of Richmond in order to consolidate the Lim Action with the Levine Action pending before the Honorable Bradley B. Cavedo in the Virginia Circuit Court for the City of Richmond. Plaintiff Levine consented to the joint motion filed in the Circuit Court of Henrico County requesting transfer and consolidation of actions in the Circuit Court for the City of Richmond, and he signified his consent by signing the joint motion.

O.           On May 21, 2014, the Virginia Circuit Court of Henrico issued an order transferring the Lim Action to the Virginia Circuit Court for the City of Richmond.

P.           Also on May 21, 2014, the Virginia Circuit Court of Richmond City issued an order staying the State Derivative Action pending the Defendants’ filing of the report in the Federal Derivative Action pursuant to the February 28, 2014 Order in the Federal Derivative Action.

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Q.           On or about July 29, 2014, after a successful private mediation, the parties to the Securities Class Action agreed on the principal terms of a settlement, subject to certain contingencies.

R.           On August 21, 2014, the Virginia Circuit Court for the City of Richmond consolidated the Levine Action and Lim Action into In re Star Scientific, Inc. Virginia Circuit Court Derivative Litigation, Lead Case No. CL13-2997-6 (Va. Cir. Ct., City of Richmond) and appointed Kahn Swick & Foti, LLC as Lead Counsel for the State Derivative Plaintiffs (“State Lead Counsel”).

S.           In early August 2014, counsel for Defendants and State Lead Counsel began discussing the possibility of settlement of the State Derivative Action. As part of these discussions, counsel for Defendants provided State Lead Counsel with copies of certain corporate governance documents of the Company.

T.           In August 2014, State Lead Counsel engaged an expert in corporate governance, Dan R. Dalton of the Kelly School of Business, to evaluate the current corporate governance policies of the Company and advise State Lead Counsel concerning possible corporate governance reforms and best practices changes for the Company.

U.           On September 4, 2014, State Lead Counsel sent a settlement demand letter for certain corporate governance changes to counsel for Defendants. Thereafter, State Lead Counsel and counsel for Defendants engaged in negotiations regarding the corporate governance terms of State Lead Counsel’s proposed settlement demand.

V.           Also on September 4, 2014, the jury reached a verdict in the Criminal Matter. This triggered the ten (10) day period for the Company to file its report set forth in the Federal Derivative Action Order dated February 28, 2014.

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W.          In light of the status of the contemplated settlement in the Securities Class Action and the resolution of the Criminal Matter, the Parties believed that it would be beneficial to mediate the claims in the Federal Derivative Action and the State Derivative Action through private mediation to attempt to come to a universal resolution of the claims in both the Federal Derivative Action and the State Derivative Action. All parties agreed to mediation before the same mediator who has assisted in reaching an agreement in principle to settle the Securities Class Action, Jed D. Melnick, Esq. with JAMS.

X.           On September 11, 2014, the parties in the Federal Derivative Action sought additional time to conduct the mediation prior to the filing of the Company’s status report. The Court granted a forty-five day extension to October 30, 2014.

Y.           A second extension to November 12, 2014 was granted in the Federal Derivative Action on October 1, 2014.

Z.           On October 22, 2014, the State Derivative Plaintiffs submitted a confidential mediation statement to Mr. Melnick. The State Derivative Plaintiffs’ mediation statement discussed, among other things, the State Derivative Plaintiffs’ views regarding: the background of the State Derivative Action, subsequent factual developments, the strengths in the State Derivative Action, and the possible settlement of the Derivative Action, including the corporate governance reforms included in the State Derivative Plaintiffs’ September 4, 2014 settlement demand.

AA.          On October 23, 2014, the Federal Derivative Plaintiffs submitted a mediation statement to Mr. Melnick that included the Federal Derivative Plaintiffs’ assessment of the claims and the terms of settlement proposed by the Federal Derivative Plaintiffs, which included corporate governance reform and monetary relief.

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BB.          Also on October 23, 2014, the Individual Defendants submitted a mediation statement to Mr. Melnick, discussing, among other things the Individual Defendants’ views regarding: the background of the actions, the weakness of Plaintiffs’ claims and Plaintiffs’ allegations regarding demand futility.

CC.          On October 29, 2014, the Parties participated in a full-day mediation with Mr. Melnick, but did not resolve all outstanding claims.

DD.          After the October 29, 2014 mediation, the Parties continued thereafter to work towards a resolution of the Derivative Actions with each other and with the assistance of the mediator, including but not limited to, in person and telephonic meetings between a current Company director, a current Company officer, corporate governance counsel for the Company, and counsel for Plaintiffs.

EE.          A third extension to December 12, 2014 was granted in the Federal Derivative Action on November 10, 2014 to permit the Parties to continue their attempt to reach an agreement in principle to settle the Derivative Actions.

FF.          As a result of the Parties’ arm’s-length discussions and negotiations, including during and subsequent to the October 29, 2014 mediation, in early December 2014, the Parties reached an agreement in principle, with certain contingencies, including Confirmatory Discovery, providing for the settlement of the Derivative Actions on the terms and conditions set forth below, which will include but are not limited to a release of all claims in the Derivative Actions.

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GG.          Beginning on December 9, 2014, Defendants produced to Federal Co-Lead Counsel and State Lead Counsel certain documents and information as Confirmatory Discovery, including the Company’s current corporate governance polices, the Company’s use of insurance policies that may provide coverage in the Derivative Actions, the cost of litigation and resolution of the Securities Class Action, investigations, and other related matters, and relevant Board minutes, for the sole purpose of allowing Federal Co-Lead Counsel and State Lead Counsel to assess the reasonableness and adequacy of the proposed Settlement.

HH.        A fourth extension to January 30, 2015 was granted in the Federal Derivative Action on December 10, 2014.

II.          State Lead Counsel and Federal Co-Lead Counsel have thoroughly reviewed and analyzed the facts and circumstances relating to the claims asserted in the Derivative Actions, including conducting arm’s length discussions with counsel to Defendants, reviewing publicly available information, analyzing the Confirmatory Discovery, reviewing applicable case law and other authorities and consulting with a retained expert. Plaintiffs in the Derivative Actions brought their claims in good faith and continue to believe that their claims have legal merit. However, Plaintiffs recognize that there are legal and factual defenses to the claims asserted in the Derivative Actions, which present substantial risks to the successful resolution of any litigation, especially in complex shareholder derivative litigation such as the Derivative Actions. Accordingly, in light of these risks and based on their evaluation of the claims and their substantial experience, State Lead Counsel and Federal Co-Lead Counsel have determined that the Settlement, which confers substantial benefits upon the Company and its stockholders, is fair, reasonable and adequate, and in the best interests of the Company and its stockholders.

JJ.          Defendants have vigorously denied, and continue vigorously to deny, all allegations of wrongdoing, fault, liability or cognizable damage to the Company, deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that they acted improperly in any way, believe that they acted properly at all times, believe the Derivative Actions have no merit, and maintain that they have committed no disclosure violations or any other breach of duty whatsoever. Defendants are entering into this Settlement solely because they consider it desirable that the Derivative Actions be settled and dismissed with prejudice in order to, among other things, (i) eliminate the burden, inconvenience, expense, uncertainty and distraction of further litigation; and (ii) finally put to rest all claims that were or could have been asserted against Defendants in the Derivative Actions.

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KK.          Based on the foregoing, the Parties believe that it is reasonable and appropriate to seek approval of the Settlement by the Court based upon the terms set forth herein and the benefits and protections to be provided thereby.

NOW THEREFORE, IT IS STIPULATED AND AGREED, subject to approval by the Court pursuant to Federal Rule of Civil Procedure 23.1, by and between the undersigned counsel for the Parties, in consideration of the benefits flowing to the Parties from, and as described in, the Settlement, that all Released Claims (as defined below) shall be and hereby are fully and finally compromised, settled, released and discontinued, and that the Derivative Actions shall be dismissed with prejudice on the merits and without costs (except as provided herein) as to all Released Parties upon the terms and conditions herein.

CERTAIN DEFINITIONS

In addition to the terms defined above, the following additional terms shall have the meanings specified below:

1.          “Final Approval” of the Settlement means the date, following the Court’s entry of the Order and Final Judgment, on which the Order and Final Judgment is final and no longer subject to appeal or further review, whether as a result of affirmance on or exhaustion of any possible appeal or review, lapse of time or otherwise, provided, however, and notwithstanding any provision to the contrary in this Settlement, Final Approval of the Settlement shall not include, and the Settlement is expressly not conditioned upon, the approval of an application for attorneys’ fees and the reimbursement of expenses to Lead Counsel as contemplated below or any appeal or further review related thereto.

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2.          “Notice” means the Notice of Settlement of Stockholder Derivative Litigation, substantially in the form attached hereto as Exhibit C.

3.          “Notice Costs” means the costs and expenses incurred in providing notice of the Settlement to Company stockholders.

4.          “Order and Final Judgment” means an order entered by the Court, substantially in the form attached hereto as Exhibit D, finally approving the Settlement and dismissing the Federal Derivative Action with prejudice on the merits and without costs to any party (except as provided in Paragraphs 18 and 23 below).

5.          “Person” means any individual, corporation, professional corporation, limited-liability company, partnership, limited partnership, limited-liability partnership, association, joint-stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives or assignees.

6.          “Preliminary Approval Order” means an order entered by the Court, substantially in the form attached hereto as Exhibit B, setting forth the date for a Settlement Hearing on the proposed Settlement, directing notice thereof and preliminarily determining, for purposes of the Settlement only, that the Derivative Actions are properly maintained as shareholder derivative actions on behalf of the Company.

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7.          “Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, actions taken pursuant to the Stipulation, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, brought or that could be brought derivatively or otherwise by or on behalf of the Company against any of the Released Parties (defined below), which now or hereafter are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that are, were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved or referred to in the Derivative Actions. For the avoidance of doubt, the Released Claims do not include any direct claims on behalf of present or former Company stockholders that are being prosecuted in the Securities Class Action.

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8.          “Released Parties” means (i) Jonnie R. Williams, Paul L. Perito, Christopher C. Chapman, Jr., Neil L. Chayet, Burton J. Haynes, Ralph B. Everett, Park A. Dodd, III, Mario Mirabelli, and Curtis Wright; (ii) any other individual or entity that was originally named as a defendant in the Derivative Actions or any of the constituent actions underlying the Derivative Actions or any action consolidated into any such actions; (iii) all other current and former employees, officers, directors and advisers of the Company; and (iv) for each and all of the foregoing persons or entities (but only to the extent such persons are released as provided above), any and all of their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited-liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates.

9.          “Releases” means the releases set forth in Paragraphs 13 and 14 below.

10.         “Settlement Hearing” means the hearing at which the Court will review the adequacy, fairness and reasonableness of the Settlement and determine whether to issue the Order and Final Judgment.

11.         “Unknown Claims” means any claims of Plaintiffs or the Company or any Company stockholder that he, she or it does not know or suspect exist in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into or object to the Settlement.

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SETTLEMENT CONSIDERATION

12.         In connection with the Settlement, the Company has agreed to implement a program of corporate-governance reforms described in Exhibit A hereto that Plaintiffs believe is tailored to address the allegations made in the Derivative Actions.

RELEASES

13.         Upon Final Approval, Plaintiffs, the Company and by operation of law the Company’s stockholders shall and hereby do completely, fully, finally, and forever release, relinquish, settle, and discharge each and all of the Released Parties from and with respect to any and all of the Released Claims, and will be forever barred and enjoined from commencing, instituting or prosecuting any action or proceeding, in any forum, asserting any of the Released Claims against any of the Released Parties. Except as otherwise expressly provided in this Stipulation, none of the Released Parties shall be required to make any payment or other financial contribution to the Settlement.

14.         Upon Final Approval, Defendants, individually and collectively, shall and hereby do completely, fully, finally and forever release, relinquish, settle, and discharge each and all of the Plaintiffs, Federal Co-Lead Counsel, State Lead Counsel, and all other plaintiffs’ counsel from and with respect to any and all claims arising out of or relating to the initiation, prosecution, and resolution of the Derivative Actions, excepting any claim to enforce the Stipulation or Settlement.

EFFECT OF RELEASES

15.         The Released Claims include any and all Unknown Claims. With respect to any of the Released Claims, the parties stipulate and agree that upon Final Approval of the Settlement, Plaintiffs and the Company shall have, and each Company stockholder shall be deemed to have, and by operation of the final order and judgment by the Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under California Civil Code § 1542 or any law or principle of common law of the United States or any state or territory of the United States or any foreign nation which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

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“A general release does not extend to claims which the creditor does not know or suspect exist in his OR HER favor at the time of executing the release, which if known by him OR HER must have materially affected his OR HER settlement with the debtor.”

Plaintiffs and the Company acknowledge, and all Company stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, the Company and all Company stockholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, heretofore existed or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs and the Company acknowledge, and all Company stockholders by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for, was a material element of the Settlement, and was relied upon by each and all of Defendants in entering into the Settlement Agreement.

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PRELIMINARY APPROVAL

16.         As soon as practicable after the Stipulation has been executed, the parties to the Derivative Action shall jointly submit this Stipulation, together with its related documents, to the Federal Court and request entry of the Preliminary Approval Order: (a) preliminarily determining that the Derivative Actions are properly brought as shareholder derivative actions; (b) preliminarily approving the Settlement; (c) setting a date for hearing of a motion for final approval of the Settlement and Federal Co-Lead Counsel and State Lead Counsel’s application for an award of attorneys’ fees and expenses; (d) directing the form and manner of Notice to stockholders of the Settlement and of their right to object; (e) setting dates for the receipt of objections and the filing of final approval papers; (f) staying all proceedings in the Derivative Actions except as may be necessary to implement the Settlement; and (g) granting such other and further relief as the Court deems just and proper.

NOTICE

17.         Notice of the proposed Settlement shall be provided to Company stockholders in the following manner (or in such other manner directed by the Court): (i) the Company shall cause the Stipulation to be filed with the Securities and Exchange Commission on Form 8-K; (ii) the Company shall post a link to the Stipulation and Notice on the Company’s website; (iii) the Company shall publish the Notice via a national wire service; and (iv) and counsel for Plaintiffs shall post the Notice on at least one of their respective websites.

18.         The Company shall bear all Notice Costs related to promulgating notice in the manner set forth in items (i), (ii), and (iii) in Paragraph 17 above.

STAY OF PROCEEDINGS

19.         The parties agree to abide by and seek the continuation of the stay of proceedings in the Federal Derivative Action and the State Derivative Action and not to initiate any proceedings other than those related to the Settlement itself.

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DISMISSAL WITH PREJUDICE

20.         If the Settlement is approved by the Court, the Parties shall jointly and promptly request that the Court enter the Order and Final Judgment in the Derivative Action substantially in the form attached hereto as Exhibit D.

21.         Within twenty one (21) days after Final Approval of the Settlement, State Lead Counsel will move to dismiss the State Derivative Action with prejudice, based on the Releases to be given in connection with the Settlement.

CONDITIONS OF SETTLEMENT

22.         The Settlement (including the Releases given pursuant to the terms of this Stipulation) shall be null and void and of no force and effect, unless otherwise agreed by the Parties in accordance with Paragraph 45 herein, if: (i) the Court does not enter the Order and Final Judgment; (ii) the Derivative Actions are not dismissed with prejudice against all Defendants, without the award of any damages, costs, fees or the grant of further relief; or (iii) the Settlement does not obtain Final Approval for any reason. In addition, Defendants shall have the right in their sole discretion to terminate this Settlement in the event that any Released Claim is commenced or prosecuted against any of the Released Parties in any court prior to Final Approval of the Settlement and (following a motion by any Defendant) is not dismissed with prejudice or stayed pending Final Approval of the Settlement. In the event of such termination, this Stipulation shall be deemed null and void (except as provided in Paragraph 32 below). The Parties shall be deemed to be in the respective positions they were in prior to the execution of this Stipulation.

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ATTORNEYS’ FEES

23.         Federal Co-Lead Counsel and State Lead Counsel intend to apply to the Federal Court for an award of fees and expenses from the Company in connection with the Derivative Actions (the “Fee Application”), which shall be the only fee application made by counsel for any plaintiff in the Derivative Actions. Defendants agree that Plaintiffs and their counsel in the Derivative Actions are entitled to an award of reasonable attorneys’ fees and expenses from the Company, and the Company agrees to negotiate in good faith regarding an award of fees and expenses to be sought in the Fee Application that would avoid a contested application, but Defendants otherwise reserve all rights with respect to the Fee Application. The Company acknowledges and agrees that any fees and expenses awarded by the Court in the Derivative Action, plus simple interest on such amounts accruing from the date on which the Federal Court enters the Order and Final Judgment approving the Settlement and grants an award of fees and expenses, through the date of payment of any such award, at a rate equal to the “3-month CDs (secondary market)” rate published monthly by the Federal Reserve, shall be payable by the Company and/or its insurers within ten (10) business days after the later of: (i) dismissal with prejudice of the Federal Derivative Action; and (ii) dismissal with prejudice of the State Derivative Action.

24.         The Fee and Expense Amount as awarded by the Court shall be transferred to an escrow account jointly established by counsel in the State Derivative Action and the Federal Derivative Action, and shall be immediately releasable to counsel for Plaintiffs upon agreement of allocation.

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25.         The Fee and Expense Amount shall be allocated amongst Federal Co-Lead Counsel and State Lead Counsel as agreed by Federal Co-Lead Counsel and State Lead Counsel. If Federal Co-Lead Counsel and State Lead Counsel cannot agree to an allocation of the Fee and Expense Amount, the allocation shall be determined by the same mediator who assisted in reaching the Settlement of the Derivative Actions, Jed D. Melnick, Esq., whose decision shall be final and binding on Federal Co-Lead Counsel and State Lead Counsel. Federal Co-Lead Counsel and State Lead Counsel, as a condition of receiving any part of the Fee and Expense Amount, agree that Federal Co-Lead Counsel and State Lead Counsel are subject to the jurisdiction of this Court for the purpose of enforcing the provisions of this Paragraph. Defendants have no responsibility for, and no liability whatsoever with respect to, the allocation of the Fee and Expense Amount among Federal Co-Lead Counsel and State Lead Counsel and/or to any other Person who may assert some claim thereto.

26.         Federal Co-Lead Counsel and State Lead Counsel may also submit an application to the Federal Court for the awarding of an incentive amount of up to $5,000 for Plaintiffs to be paid from the Fee and Expense Amount as may be awarded by the Court.

27.         Neither the resolution of, nor any ruling regarding, the Fee Application or any award of attorneys’ fees and expenses shall be a precondition to the Settlement or the dismissal of the Derivative Actions with prejudice and entry of the Order and Final Judgment in accordance with the terms of the Stipulation. The Court may consider and rule upon the fairness, reasonableness and adequacy of the Settlement independently of the Fee Application and any fee award, and any failure of the Court to approve the Fee Application in whole or in part shall have no impact on the effectiveness of the Settlement. Notwithstanding anything in this Stipulation to the contrary, the effectiveness of the Releases and the other obligations of the parties under the Settlement (except with respect to the payment of attorneys’ fees and expenses) shall not be conditioned upon or subject to the resolution of any appeal from any order, if such appeal relates solely to the issue of any award of attorneys’ fees or the reimbursement of expenses.

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28.         Defendants and their counsel shall have no responsibility for, and no liability whatsoever with respect to, the allocation among Federal Co-Lead Counsel and State Lead Counsel of any fees or expenses awarded by the Court. Any dispute regarding any allocation of fees or expenses among Federal Co-Lead Counsel and State Lead Counsel shall have no effect on the Settlement. The payment of any fees and expenses by the Company shall be subject to Federal Co-Lead Counsel and State Lead Counsel’s joint and several obligation to make appropriate refunds or repayments of the applicable portion of the fee received, if, as a result of any further proceedings or collateral attack, the amount of the fee awarded is reduced or the judgment of dismissal as contemplated in the Settlement Agreement is not accorded full effect or the Defendants withdraw from the Settlement in accordance with the terms of the Stipulation.

COOPERATION

29.         The Parties and their respective counsel agree to cooperate fully with one another in seeking the Federal Court’s approval of the Settlement and to use their best efforts to effect the consummation of this Stipulation and the Settlement (including, but not limited to, resolving any objections raised with respect to the Settlement).

30.         The Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation to the extent that such deadlines have not been so ordered by the Federal Court.

31.         If any of the Released Claims are asserted or continue to be litigated against any of the Released Parties in any court prior to Final Approval of the Settlement, Plaintiffs and their counsel shall join, if requested by Defendants, in any motion to dismiss or stay such proceedings and otherwise shall use their best efforts to cooperate with Defendants to effect a withdrawal or dismissal of the claims.

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STIPULATION NOT AN ADMISSION

32.         The existence of this Stipulation, its contents and any negotiations, statements or proceedings in connection therewith will not be argued to be, and will not be construed or deemed to be, a presumption, concession or admission by any of the Released Parties or any other person of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Derivative Action or otherwise or that the Company, Plaintiffs, Federal Co-Lead Counsel, State Lead Counsel, any present or former stockholders of the Company or any other person, have suffered any damage attributable in any manner to any of the Released Parties. Nor shall the existence of this Stipulation and its contents or any negotiations, statements or proceedings in connection therewith be construed as a presumption, concession or admission by Plaintiffs, Federal Co-Lead Counsel, or State Lead Counsel of any lack of merit of the Released Claims, or that the Company has not suffered cognizable damages caused by Defendants. The existence of the Stipulation, its contents or any negotiations, statements or proceedings in connection therewith, shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked or otherwise used by any person for any purpose in the Derivative Actions or otherwise, except as may be necessary to effectuate the Settlement. This provision shall remain in force in the event that the Settlement is terminated for any reason whatsoever. Notwithstanding the foregoing, any of the Released Parties may file the Stipulation or any judgment or order of the Court related hereto in any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

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NO WAIVER

33.         Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation by such other party.

34.         No waiver, express or implied, by any party of any breach or default in the performance by the other party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

AUTHORITY

35.         This Stipulation will be executed by counsel to the Parties, each of whom represents and warrants that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such party, and that it shall be binding on such party in accordance with its terms.

SUCCESSORS AND ASSIGNS

36.         This Stipulation is, and shall be, binding upon, and inure to the benefit of, the Parties and their respective agents, executors, administrators, heirs, successors and assigns; provided, however, that no Party shall assign or delegate its rights or responsibilities under this Stipulation without the prior written consent of the other Parties.

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GOVERNING LAW AND FORUM

37.         This Stipulation, and any dispute arising out of or relating in any way to this Stipulation, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict-of-laws principles. Each of the Parties: (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Alexandria, Virginia, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding arising out of or relating to this Stipulation and/or the Settlement; (ii) agrees that all claims in respect of such suit, action or proceeding shall be brought, heard and determined exclusively in the Federal Court (provided that, in the event that subject-matter jurisdiction is unavailable in the Federal Court, then all such claims shall be brought, heard and determined exclusively in any state court sitting in Alexandria, Virginia); (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court; (iv) agrees not to bring any action or proceeding arising out of or relating to this Stipulation in any other court; and (v) expressly waives tHE RIGHT TO A JURY TRIAL, and agrees not to plead or to make any claim that any such action or proceeding is subject (in whole or in part) to a jury trial. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the Parties further agrees to waive any bond, surety or other security that might be required of any other Party with respect to any such action or proceeding, including an appeal thereof. Each of the Parties further consents and agrees that process in any such suit, action or proceeding may be served on such Party by certified mail, return receipt requested, addressed to such Party or such Party’s registered agent in the state of its incorporation or organization, or in any other manner provided by law, and in the case of Plaintiffs by giving such written notice to Federal Co-Lead Counsel and State Lead Counsel at their addresses set forth in the signature blocks below.

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WARRANTY

38.         Federal Co-Lead Counsel and State Lead Counsel each represent, on behalf of their respective clients, that (i) their clients have been continuous stockholders of the Company at all times relevant to the allegations in the Derivative Actions and through the date of this Stipulation; and (ii) none of the Released Claims has been assigned, encumbered or in any manner transferred in whole or in part, and that they and their respective clients will not attempt to assign, encumber or in any manner transfer in whole or in part any of the Released Claims.

39.         Each party represents and warrants that the party has made such investigation of the facts pertaining to the Settlement provided for in this Stipulation, and all of the matters pertaining thereto, as the party deems necessary and advisable.

ENTIRE AGREEMENT

40.         This Stipulation and the attached exhibits constitute the entire agreement among the Parties with respect to the subject matter hereof, supersede all prior or contemporaneous oral or written agreements, understandings or representations. All of the exhibits hereto are incorporated by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

INTERPRETATION

41.         Each term of this Stipulation is contractual and not merely a recital.

42.         This Stipulation will be deemed to have been mutually prepared by the Parties and will not be construed against any of them by reason of authorship.

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43.         Section and/or paragraph titles have been inserted for convenience only and will not be used in construing the terms of this Stipulation.

44.         The terms and provisions of this Stipulation are intended solely for the benefit of the Parties, and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights or remedies upon any other person or entity, except with respect to (a) any attorneys’ fees and expenses to be paid to Federal Co-Lead Counsel and State Lead Counsel pursuant to the terms of this Stipulation; and (b) the Released Parties who are not signatories hereto, and who shall be third-party beneficiaries under this Stipulation entitled to enforce it in accordance with its terms.

AMENDMENTS

45.         This Stipulation may not be amended, changed, waived, discharged or terminated (except as explicitly provided herein), in whole or in part, except by an instrument in writing signed by the parties to this Stipulation. Any such written instrument signed by the parties to this Stipulation shall be effective upon approval of the Federal Court, without further notice to Company stockholders, unless the Federal Court requires such notice.

COUNTERPARTS

46.         This Stipulation may be executed in any number of actual, telecopied or electronically mailed counterparts and by each of the different parties on several counterparts, each of which when so executed and delivered will be an original. This Stipulation will become effective when the actual or telecopied counterparts have been signed by each of the parties to this Stipulation and delivered to the other parties. The executed signature page(s) from each actual, telecopied or electronically mailed counterpart may be joined together and attached and will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Stipulation, dated as of January 27, 2015, to be executed by their duly authorized attorneys.

KAHN SWICK & FOTI, LLC

By:	/s/ Melinda A. Nicholson
Melinda A. Nicholson
Michael J. Palestina
206 Covington Street
Madisonville, LA 70447
Telephone: (504) 455-1400
Facsimile: (504) 455-1498
melinda.nicholson@ksfcounsel.com
michael.palestina@ksfcounsel.com

State Lead Counsel

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HARWOOD FEFFER LLP

By:	/s/ Matthew M. Houston
Matthew M. Houston
Samuel K. Rosen
Benjamin I. Sachs-Michaels
488 Madison Avenue
New York, New York 10022
(212) 935-7400
mhouston@hfesq.com
srosen@hfesq.com
bsachsmichaels@hfesq.com

Joshua M. Lifshitz

LIFSHITZ LAW FIRM

821 Franklin Avenue

Suite 209

Garden City, New York 11530

(516) 493-9780

jml@jlclasslaw.com

Federal Co-Lead Counsel

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K&L Gates LLP

By:	/s/ Nicholas G. Eisen
Charles Lee Eisen
Nicholas G. Terris
Amy J. Eldridge
1601 K Street, N.W.
Washington, D.C. 20006-1600
Telephone: (202) 778-9000
Facsimile: (202) 778-9100
charles.eisen@klgates.com
nicholas.terris@klgates.com
amy.eldridge@klgates.com

Counsel for the Individual Defendants

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PROCTOR HEYMAN LLP

By:	/s/ Kurt M. Hyman

Kurt M. Heyman

Dawn Kurtz Crompton

300 Delaware Ave., Suite 200

Wilmington, DE 19801

(302) 472-7300

kheyman@proctorheyman.com

dcrompton@proctorheyman.com

Counsel for Nominal Defendant Rock Creek Pharmaceuticals, Inc., formerly known as Star Scientific, Inc.

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Exhibit A

BOARD AND COMMITTEE PROVISIONS

1.          The Creation of a Legal and Regulatory Affairs Committee

The Company will create a new standing committee of its Board of Directors to be known as the Legal and Regulatory Affairs Committee (the “LRA Committee”). The LRA Committee will consist of at least two independent directors, including at least one director who has a background in legal and regulatory compliance in the pharmaceutical industry (this director will initially be Edward McDonnell). The primary purpose of the LRA Committee will be to review and oversee the Company’s legal, regulatory, compliance, and government affairs functions (excluding matters that are the responsibility of the Company’s Audit Committee), which includes the authority to conduct an investigation whenever it appears that any material violation of any federal or state law or regulation (including U.S. Food and Drug Administration [“FDA”] issues as well as issues in connection with gifts or other consideration offered or provided by the Company or its officers to elected officials or candidates) has occurred or may occur if affirmative steps are not taken to avoid such an outcome. In addition, the Committee or its Chair will hold meetings no less frequently than twice a year (and otherwise on an as-needed basis) with the Chief Executive Officer and the Chair of the Audit Committee, as well as other relevant officers regarding legal and regulatory compliance, and risk management process issues. The Charter for the LRA Committee will be in the form attached hereto as Exhibit 1. The LRA Committee will have an initial term of five years, and prior to the end of the LRA Committee’s term, the Board, after receiving the written recommendation of the Committee, will determine whether to extend the Committee’s term. The decision of the Board shall be reported to the shareholders in the Company’s Annual Report or Proxy Statement. At the option of the Company’s Board, for so long as the Company only has four independent directors, the Board may elect to include the functions of the LRA Committee in the Governance and Nominating Committee.

2.          Regulatory Affairs Counsel

The Board will direct the Company’s regulatory counsel to assist the LRA Committee in carrying out its designated functions, and the Company’s regulatory counsel will meet in executive session with the LRA Committee during the LRA Committee’s regular meetings. The LRA Committee will have the authority, as set forth in its charter, to engage independent regulatory counsel on an as-needed basis.

3.	Audit Committee Changes

The Company will amend its Audit Committee Charter to provide that its members will also include at least one current non-executive member of the Board of Directors and at least one person with experience in matters concerning compliance with Securities and Exchange Commission (“SEC”) regulations regarding full, timely, and accurate disclosure to shareholders (this person will be Lee Canaan). The new Audit Committee Charter will be in the form attached hereto as Exhibit 2 (this Exhibit 2 is redlined against the current Audit Committee Charter). The revised Audit Committee Charter will state that part of the Audit Committee’s mission will include ensuring that effective procedures and protocols are in place at the Company to guarantee that all of the Company’s public statements, including but not limited to SEC filings, press releases, and statements to non-Company individuals at public or private meetings, are vetted for accuracy, integrity, and completeness, and for reviewing with management its ongoing compliance with these protocols and procedures. The Audit Committee will also be specifically charged with reviewing such public statements to ensure they do not inaccurately characterize the conditions or results of any studies of the safety or effectiveness of the Company’s products. The Audit Committee will further be tasked with ensuring that the Company promptly discloses to shareholders any governmental investigations, requests and/or communications, including, but not limited to, the receipt of any investigative subpoenas and/or FDA warnings letters, which may have an adverse effect on the Company. At the Audit Committee’s quarterly meetings, the Committee will review and discuss all of the Company’s public statements, including SEC filings, press releases, and statements to non-Company individuals at public or private meetings. The Audit Committee will meet once each quarter with a representative of the Disclosure Committee to discuss the results of the Disclosure Committee’s quarterly meeting, including (1) any material facts and risks that the Disclosure Committee discussed should be appropriately disclosed in the Company's publically-filed statements; (2) whether the Company is a utilizing appropriate risk mitigation techniques; and (3) any and all potential material reporting events or risks and the ramifications of those risks and events. The Audit Committee Charter will also be amended to require that, at least once per quarter, the CFO will submit financial reports to the Board, such reports to be submitted one week in advance of any regularly scheduled meeting of the Board. Finally, the Audit Committee Charter will be reviewed at least annually by the Company’s CFO and the Audit Committee.

4.	Lead Independent Director

The Company will adopt new Corporate Governance Guidelines, which will provide for the election of a lead independent director. The Corporate Governance Guidelines will be in substantially the form attached as Exhibit 3. The Company’s initial lead independent director will be Benjamin Dent.

5.	Director Service on Other Public Company Boards

The Company’s new Corporate Governance Guidelines will provide that no director may serve simultaneously on the boards of directors of more than three publicly traded companies, including the Company. In addition, the Chief Executive Officer shall not serve on the boards of more than three public companies simultaneously. This provision shall not apply to current Board members or the current Chief Executive Officer, except that in no case shall any such person serve on the boards of more than five public companies simultaneously, unless receiving prior approval from the Governance and Nominating Committee. Named Executive Officers other than the Chief Executive Officer may not serve on the board of more than one public company at a time.

6.	Audit Committee Membership Criteria

The Charter of the Audit Committee shall be amended to provide that at least one non-executive member of the Audit Committee has general expertise in accounting or financial management. This director will be Lee Canaan, who will be appointed to the Audit Committee.

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7.	Risk Management

The Company’s Audit Committee Charter will be amended to provide that the Audit Committee will oversee the Company’s risk management process and discuss with outside independent consultants regarding financial, operational, and other risks of the Company. See paragraph 10 of the Amended and Restated Audit Committee Charter attached hereto as Exhibit 2. The Audit Committee will also engage an outside consultant to conduct a periodic review (no less frequently than bi-annually) of the Company’s internal controls.

8.	Director Orientation and Continuing Education

The Company’s Corporate Governance Guidelines will be amended to provide guidelines on director orientation and continuing education. Please see the proposed Corporate Governance Guidelines attached as Exhibit 3 hereto.

9.	Compensation Committee

The Charter of the Compensation Committee will be amended to provide that the committee: (a) will meet at least annually to evaluate the performance of all Executive Officers of the Company, including the Chief Executive Officer; (b) will meet at least annually to make a formal, written evaluation of each Executive Officer, including the Chief Executive Officer, and to transmit such evaluation to the full Board, together with a recommendation as to the form and amount of each Executive Officer’s compensation, including the Chief Executive Officer; and (c) will enact procedures to ensure that at least one member of the Compensation Committee rotates off the Committee every two years. See the proposed Second Amended and Restated Compensation Committee Charter in substantially the form attached as Exhibit 4 hereto.

10.	Expansion of Board

The minimum size of the Board shall be increased from six seats to seven seats within two years after Court approval of the settlement with the addition of at least one additional independent director.

11.	Director Term Limits; Limit on Committee Chairs

The Board will include in its new Corporate Governance Guidelines (attached hereto as Exhibit 3) a provision stating that, in considering the re-nomination of directors, ten years will be the maximum term for independent directors absent a determination by the other directors that special circumstances justify a longer term for the benefit of stockholders. The Corporate Guidelines will also provide that no individual member of the Board shall be the chairman of more than two Board standing committees.

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12.	New Governance and Nominating Committee

The Board will constitute a new Governance and Nominating Committee to replace the existing Nominating Committee, and the charter of the Governance and Nominating Committee will be in the form attached hereto as Exhibit 6. The functions of the Governance and Nominating Committee will include the functions of the prior Nominating Committee and will also include the regular review (no less than annually) of the Company’s Corporate Governance Guidelines and, if warranted, the recommendation to the Board of amendments to the Corporate Governance Guidelines. The Governance and Nominating Committee will be authorized to hire an independent corporate governance expert to review and evaluate the Company’s director nomination processes, compare these processes to best practices, and develop recommendations regarding any actions to be taken based on such valuation.

COMPENSATION-RELATED REFORMS

13.	Equity Awards Policies

For all grants of equity-based awards under any incentive compensation policy, the Company will adopt a policy consistent with the following: the purchase price of common stock for any outstanding Option granted under the Plan may not be decreased after the date of grant, nor may an outstanding Option granted under the Plan be surrendered to the company for consideration for the grant of a new Option with a lower purchase price, cash or a new Award unless the price decrease or new issuance is approved by the majority of the independent directors. Adjustments or exchanges will be permitted without approval of the majority of the independent directors: (1) in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture; and (2) if the Compensation Committee determines to make adjustments as to the number and price of shares of stock to prevent dilution or enlargement of rights of the holders.

14.	Disclosure of Option Grants

The Company will adopt a policy requiring it to disclose in a Current Report on Form 8-K and on its website a brief description of any material award of options, stock or warrants to any of its Executive Officers and any of its Directors within four business days following the award.

CORPORATE GOVERNANCE GUIDELINE REFORMS

15.	Code of Business Conduct and Ethics Changes and Financial Policies and Procedures Changes

The Company’s Corporate Code of Business Conduct and Ethics shall be amended to: (a) prohibit Company contributions to the campaign of any person or to any person holding or seeking to hold political office, as well as any entity, such as an exploratory committee, association or organization operating on that person’s behalf where the Company has or may have any matters or interest pending before such persons; (b) prohibit Company contributions to any Political Action Committee; (c) define the reasonable value of a personal gift or meals and entertainment that an employee may accept from or give to a supplier or customer as not exceeding a value of $200; and (d) prohibit employees, including officers and directors, from accepting or giving any personal gifts, meals and entertainment, advertising or promotional materials, or gifts rewarding service or accomplishment, from or to any governmental agency or official unless it is based on a family or personal relationship and unrelated to the business involved between the individuals. See the proposed amended Corporate Code of Business Conduct and Ethics attached hereto as Exhibit 5. In addition, the Company’s Financial Policies and Procedures will be modified to provide that any financing arrangement (leases, lines of credit, etc.) contract or transaction outside of normal purchases of inventory and supplies for production in excess of $500,000 shall be submitted to the Board of Directors for approval (unless it is already included in a Board-approved budget).

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16.	Additional Code of Business Conduct and Ethics Changes

The Company’s Code of Business Conduct and Ethics shall be amended to prohibit, without prior Board approval, the Company and all Company employees, including its officers and directors, from making any contribution or gift directly or indirectly to the campaign of any person or to any person holding or seeking to hold political office, as well as any entity, such as an exploratory committee, association or organization operating on that person’s behalf and any family member of such a person where the Company has or may have any matters or interest pending before such persons. The Code of Business Conduct and Ethics will also be amended to prohibit the Company from establishing or contributing to any Political Action Committee.

17.	Company’s Air Travel Charter

The Company’s Air Travel Charter shall be amended to provide that unless 75% of the aircraft’s passenger capacity is used by employees or other agents traveling for business purposes, the Company’s payment or reimbursement will be reduced by the cost of a comparable first class commercial air ticket for family members or other guests not traveling for a business purpose.

18.	Forfeiture of Bonuses and Profits for Restatements

If the Company is required under generally accepted accounting principles to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or 10-K, due to material noncompliance with any financial reporting requirement under the federal securities laws, the Board shall determine whether the restatement was caused by the knowing misconduct of the CEO or CFO:

a.            If the Board determines that knowing misconduct by the CEO or CFO has occurred and caused such restatement, it shall take the steps necessary to secure reimbursement from the responsible CEO or CFO of:

i.            any bonus or other incentive-based or equity-based compensation received by the responsible officer from the Company during the 12-month period following the first public issuance or filing with the Commission (whichever first occurs) of the financial document embodying such error; and

ii.            any net profits realized by the responsible officer from the sale of Company securities during that 12-month period; and

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b.            If the Board determines that the restatement was due to something other than misconduct, then the Board must recoup any excess incentive- or performance-based compensation paid to executive officers based on overstated Company’s performance in order to ensure proper alignment of compensation with actual performance and long-term value creation. The Board's determination and bases therefor must be recorded in the Board resolutions or minutes;

c.            The Board shall disclose in the Company’s Proxy Statement the results of its investigation into the reasons for the restatement and the amount of incentive compensation recouped, if any, on the basis of its investigation;

d.            Any monies recovered under this provision may be held in constructive trust for the benefit of the Company, if the Board, in its discretion, determines that it is appropriate to do so; and

e.            This provision does not purport to limit Section 304 of the Sarbanes-Oxley Act in any way, but any monies recovered under this provision shall be deemed by the Company to have been recovered under Section 304 of SOX.

OTHER PROVISIONS

19	Disclosure of Corporate Governance Practices

The Company’s website will list the membership, including which Board member serves as chair, for all Committees of the Board of Directors. The Company’s website will also include links allowing shareholders and potential shareholders to download the current charters for all of the Board Committees, the Corporate Governance Guidelines, and the Company’s Corporate Code of Business Conduct and Ethics.

20.	Full-Time Employment by Chief Executive Officer and Chief Financial Officer

The Company shall require that its Chief Executive Officer (or other principal executive officer) and Chief Financial Officer (or other principal financial officer) will work for the Company on a full-time basis, provided that this will not include other business or professional interests that are approved by the Board.

21.	Creation of Compliance Officer Position

The Board shall create the position of Compliance Officer, who shall report directly to the Board. The duties of the Compliance Officer include, but are not limited to, oversight and administration of the Company’s corporate governance policies (including the Code of Business Conduct and Ethics), fostering a culture that integrates compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. The Compliance Officer shall be primarily responsible for managing the Company’s ethics and compliance program and for assisting the Board in fulfilling its oversight duties with regard to the Company’s compliance with applicable laws and regulations.

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22.	Board Oversight of Stock Repurchases

Before repurchasing Company stock or authorizing any program to repurchase Company stock, the Board shall evaluate management's recommendation and determine independently whether such a repurchase program is in the best interests of the Company. The primary evaluation shall be conducted by the Audit Committee, which shall make a recommendation to the whole Board. In determining whether to repurchase or authorize the repurchase of shares, the Audit Committee and Board shall consider whether:

(1)            The proposed repurchases would be the best use of Company cash and serve the best interests of the Company and its shareholders;

(2)            The proposed repurchases constitute appropriate management of the Company’s capital;

(3)            The proposed repurchases are not intended for improper purposes, such as short-term manipulation of the Company’s stock price;

(4)            The repurchases will not, standing alone or when combined with material loss contingencies, have a material negative impact on the Company’s liquidity or capital structure; and

(5)            The Company’s financial statements and other public disclosures do not misstate or omit material facts necessary to ensure that the range of market prices at which the repurchases are anticipated to take place are not artificially inflated.

23.	Annual Compliance Training; Log of Whistleblower Complaints

At least once a year, the Compliance Officer and/or qualified professional advisors of the Company shall make a presentation to the Company’s employees regarding the Company’s Code of Business Conduct and Ethics, Insider Trading Policy, and the Company’s Whistleblower Policy. Such presentation shall summarize the principal terms of such policies and shall provide an opportunity for the employees to ask questions regarding such policies. Additionally, the Company’s Compliance Officer shall maintain a log of all Whistleblower Hotline complaints for a period of at least five years.

24.	Independent Auditor

The Company will utilize as its independent auditor only a PCAOB registered accounting firm that complies with the SEC’s lead audit partner rotation requirements.

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25.	Change in Board and Management; Implementation and Duration

Defendants shall acknowledge that the existence of the Federal and State Derivative Actions were taken into account and were significant material factors that resulted in the Board, in an effort to improve the Company’s corporate governance, nominating five new directors to the Board and only re-nominating one director of the existing Board, which nominations were approved by shareholders at the Company’s Annual meeting on December 27, 2013. Defendants shall also acknowledge that the existence of the Federal and State Derivative Actions were taken into account and were significant material factors resulting in the resignation and replacement of Defendant Jonnie R. Williams, as Chief Executive Officer, and Defendant Paul L. Perito, as President and Chief Operating Officer, on December 27, 2013, in an effort to improve the Company’s corporate governance.

The Board will adopt resolutions, amend appropriate committee charters, and revise the Code of Business Conduct and Ethics to ensure adherence to the foregoing corporate governance changes within ninety (90) days of final approval of any settlement of the Federal and State Derivative Actions. The Board shall implement and maintain these changes for at least five (5) years from the final settlement and may be modified at that time only upon a majority vote of the Company’s then-sitting independent directors. Any modification of the corporate governance changes shall be publicly reported by the Company in the first 10-Q, 10-K, or 8-K filed by the Company following the modification.

Exhibit 1:            Proposed Legal and Regulatory Affairs Committee Charter
Exhibit 2:            Proposed Amended and Restated Audit Committee Charter
Exhibit 3:            Proposed Corporate Governance Guidelines
Exhibit 4:            Proposed Second Amended and Restated Compensation Committee Charter
Exhibit 5:            Proposed Corporate Code of Business Conduct and Ethics
Exhibit 6:            Proposed Governance and Nominating Committee Charter

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EXHIBIT 1

Rock Creek Pharmaceuticals, Inc.
Legal and Regulatory Affairs Committee Charter

Purpose of the Committee

The Legal and Regulatory Affairs Committee (the “Committee”) shall report to the Board of Directors (“Board”) of Rock Creek Pharmaceuticals, Inc. (the “Company”) and shall assist the Board by providing oversight of legal, regulatory, compliance, and governmental matters that may impact the Company and such other matters as directed by the Board or this Charter.

Membership of the Committee

1.	The Committee shall be comprised of not less than two members of the Board.

2.	All members of the Committee shall be independent directors, as independence is defined in accordance with the rules, regulations and standards of The NASDAQ Stock Market, and as determined in the business judgment of the Board.

3.	At least one member of the Committee shall have a background in legal and regulatory compliance in the pharmaceutical industry.

4.	Members of the Committee shall be appointed and may be removed by resolution of a majority of the Board.

5.	Members of the Committee shall be informed, or shall become informed within a reasonable period of time after appointment to the Committee, with respect to matters of legal and regulatory compliance that are within the Committee’s oversight responsibilities.

Committee Chair

The Board shall designate one member of the Committee to act as the Chair of the Committee. The Committee member so designated shall (a) chair all meetings of the Committee; and (b) perform such other activities as from time to time are requested by the other Committee member(s) or as circumstances indicate.

Meetings of the Committee

The Committee will meet at least two times each year with the Chief Executive Officer and the Chair of the Audit Committee, as well as other relevant officers of the Company, regarding legal and regulatory compliance and risk management process issues. The Committee will report to the Board following each such meeting.

Duties and Responsibilities

Among its duties and responsibilities, the Committee shall:

1.	Oversee the Company’s compliance programs with respect to legal and regulatory requirements, except with respect to matters of financial compliance (i.e., accounting, auditing and financial reporting), which are the responsibility of the Audit Committee.

2.	Oversee compliance with any undertakings by the Company with the U.S. Department of Justice, U.S. Securities and Exchange Commission, U.S. Food and Drug Administration, or any other government agency.

3.	Conduct an investigation whenever it appears that any material violation of any federal or state law or regulation (including, but not limited to, U.S. Food and Drug Administration rules and regulations as well as laws, rules, and regulations relating to gifts or other consideration offered to or provided by the Company or its officers to elected officials or candidates) has occurred or may occur if affirmative steps are not taken to avoid such an outcome.

4.	At least annually, review with the Chief Executive Officer and approve the organization, implementation, and effectiveness of the Company’s legal and regulatory compliance programs, the adequacy of the resources for those programs, and the Company’s internal audit plans related to compliance.

5.	Oversee the Company’s Corporate Code of Business Conduct and Ethics, including the procedures for identifying and investigating any alleged violation of such Guidelines or Code.

6.	Oversee significant complaints and other matters raised through the Company’s compliance reporting mechanisms (other than those involving accounting, auditing, and financial reporting, which are the responsibility of the Audit Committee).

7.	As necessary, review and make recommendations to the Board regarding whether to grant any waivers of provisions of the Company’s Corporate Code of Business Conduct and Ethics for a director or executive officer.

8.	At least annually, review the Company’s government affairs strategies and priorities.

9.	At least annually, review the policies, practices and priorities for the Company’s political expenditures and lobbying activities.

10.	Oversee the Company’s exposure to risks relating to legal and regulatory compliance matters.

11.	Review and evaluate new developments and current and emerging trends relating to legal and regulatory compliance and government relations that affect or could affect the Company.

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Oversight of Committee Matters

1.	The Committee shall have authority and appropriate funds to retain, consult with, and compensate outside counsel and such other advisors as the Committee may deem appropriate; provided that funds in excess of $10,000 must be approved by the Board.

2.	The Committee shall retain outside regulatory counsel to assist it in carrying out its duties and obligations, and it shall be provided with appropriate funds to compensate such outside regulatory counsel; provided that funds in excess of $10,000 must be approved by the Board.

3.	The Committee shall conduct an annual evaluation of its performance in fulfilling its duties and responsibilities under this Charter, and shall assess the adequacy of the reporting and information provided by management to support the Committee’s oversight responsibilities. This annual evaluation shall be in written format and shall be presented to the Board and included in the Board materials for the Board meeting at which such evaluation is to be discussed.

4.	In its annual performance evaluation, the Committee shall provide a written recommendation to the Board to assist the Board in determining whether the members of the Committee should continue to serve on the Committee in the upcoming year. The decision of the Board on this matter shall be reported to the shareholders of the Company in the Company’s Annual Report on Form 10-K or Definitive Proxy Statement.

5.	The Committee shall, on an annual basis, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

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EXHIBIT 2

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER
of the Audit Committee of
Rock Creek Pharmaceuticals, Inc.
(f/k/a Star Scientific, Inc.)

This Amended and Restated Audit Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of Rock Creek Pharmaceuticals, Inc. (f/k/a Star Scientific, Inc.) (the “Company”) to be effective as of             , 2015.

I.	Purpose

The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, to ensure that the Company has effective procedures and protocols in place to ensure that all of the Company’s public communications (including, but not limited to, Securities and Exchange Commission (“SEC”) filings, press releases, and statements to non-Company individuals at public or private meetings) are vetted for accuracy, integrity, and completeness, and to review with management its ongoing compliance with these protocols and procedures.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The Company’s independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with U.S. generally accepted accounting principles (“GAAP”) and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with GAAP and applicable laws, rules and regulations. Members of the Committee (the “Committee Members”) shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employees or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The Committee Members are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

The Committee shall consist of at least three members of the Board; provided that, if at any time there is a vacancy on the Committee and the remaining Committee Members meet all membership requirements, then the Committee may consist of two Committee Members until the earlier of the Company’s next annual stockholder meeting or one year from the occurrence of the vacancy, unless otherwise provided in the rules of the Nasdaq Stock Market.

Each Committee Member must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Committee Members are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be experts in financial matters, or in matters involving auditing or accounting. However, at least one Committee Member shall have expertise in accounting or financial management, as evidenced by past employment in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either (1) at least one Committee Member shall be an “audit committee financial expert” within the definition adopted by the SEC, or (2) the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one Committee Member is not an “audit committee financial expert.” In addition, at least one Committee Member shall have experience in matters concerning compliance with SEC regulations regarding full, timely, and accurate disclosure to stockholders.

Each Committee Member must: (i) be an “Independent Director” as defined under NASDAQ Listing Rule 5605(a)(2); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act; (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; provided that, if a Committee Member ceases to be independent for reasons outside the Committee Member’s reasonable control, then the Committee Member may remain on the Committee until the earlier of the Company’s next annual stockholder meeting or one year from the occurrence of the event that caused the Committee Member to cease to be independent, unless otherwise provided in the rules of the Nasdaq Stock Market. Additionally, a Committee Member may not, other than in his or her capacity as a Committee Member, a director, or a member of another committee of the Board:

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1.	accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the Nasdaq Stock Market provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or

2.	be an affiliated person of the Company or any subsidiary thereof.

The Committee Members, including the Chair of the Committee (the “Chair”), shall be appointed by the Board on the recommendation of the Nominating Committee of the Board. Committee Members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

The Chair (or, in his or her absence, a Committee Member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall report, at least once per year, to the full Board. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor. Finally, any disclosure guidelines created by the Committee will be reviewed at least annually with the Company’s Chief Financial Officer.

All non-management directors that are not Committee Members may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a Committee Member.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

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The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

The Chair shall report to the Board regarding the activities and proceedings of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor

1.	Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2.	Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated Committee Members the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3.	Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

a.	The Committee shall obtain and review a report prepared by the independent auditor describing (i) the auditing firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.

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b.	The Committee shall ensure that the independent auditor prepares and delivers, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

c.	The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

d.	The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4.	Meetings with Management, the Independent Auditor and the Internal Auditor.

a.	The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

b.	The Committee shall review and discuss with management and the independent auditor: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

c.	The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, as well as the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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5.	Separate Meetings with the Independent Auditor.

a.	The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the independent auditor are: (i) any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise); (ii) any communications between the independent auditor’s audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

b.	The Committee shall discuss with the independent auditor the report that the independent auditor is required to make to the Committee regarding: (i) all accounting policies and practices to be used that the independent auditor identifies as critical; (ii) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

c.	The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6.	Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(c) and 5(c) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the independent auditor regarding such independence pursuant to paragraph 3(b) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

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Quarterly Financial Statements

7.	Meetings with Management and the Independent Auditor. The Company’s Chief Financial Officer will submit quarterly financial statements and reports to the Committee and will endeavor to do so at least one week in advance of any regularly scheduled Committee meeting. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, as well as the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

8.	The Committee will meet once each quarter with a representative of the Disclosure Committee to discuss the results of the Disclosure Committee’s quarterly meeting, including (1) any material facts and risks that the Disclosure Committee discussed should be appropriately disclosed in the Company's publically-filed statements; (2) whether the Company is a utilizing appropriate risk mitigation techniques; and (3) any and all potential material reporting events or risks and the ramifications of those risks and events.

Risk Management

9.	The Committee shall oversee the Company’s risk management process, which includes the identification and evaluation of the financial, operational and other risks related to the Company and its business, and the engagement of outside consultants regarding such risks when appropriate (as determined by the Committee after consideration of the scope of the risks and the possible impact on the Company’s business).

10.	The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management, as well as the Company’s significant financial risk exposures and the actions management has taken to limit, monitor and control such exposures.

11.	The Committee will engage an outside consultant to conduct a periodic review (no less frequently than bi-annually) of the Company’s internal controls over financial reporting, to identify risks and weaknesses in such internal controls, and to recommend changes to such internal controls.

Other Powers and Responsibilities

12.	The Committee shall review (and discuss at its quarterly meetings) all of the Company’s public communications (including, but not limited to, SEC filings, press releases, and statements to non-Company individuals at public or private meetings) to ensure they do not inaccurately characterize the conditions or results of any studies regarding the safety or effectiveness of the Company’s products.

13.	The Committee shall ensure that the Company promptly discloses to the Company’s stockholders any governmental investigations, requests and/or communications, including, but not limited to, the receipt of any investigative subpoenas and/or U.S. Food and Drug Administration warnings letters, which may have an adverse effect on the Company.

14.	The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

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15.	The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

16.	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

17.	The Committee shall discuss with the Company’s general counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

18.	The Committee shall provide the Company with the report of the Committee required by Item 407 of Regulation S-K, for inclusion in each of the Company’s annual proxy statements.

19.	The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

20.	The Committee shall at least annually perform an evaluation of the performance of the Committee and the Committee Members, including a review of the Committee’s compliance with this Charter.

21.	The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

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EXHIBIT 3

ROCK CREEK PHARMACEUTICALS, INC.

corporate governance guidelines

(Adopted                          , 2015)

The Board of Directors (the “Board”) of Rock Creek Pharmaceuticals, Inc. (the “Company”) has developed and adopted certain corporate governance principles (these “Guidelines”) establishing a common set of expectations to assist the Board and its committees in fulfilling their responsibilities to the Company’s shareholders to oversee the work of management and the Company’s results. These Guidelines are intended to ensure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations. In recognition of the continuing discussions about corporate governance, the Board will review these Guidelines from time to time and, if appropriate, revise these Guidelines.

Role of the Board and Management

The Company’s business is conducted by its employees, managers and officers, under the direction of the Company’s Chief Executive Officer (“CEO”) and the oversight of the Board, to enhance the long-term value of the Company for its shareholders. The Board is elected by the Company’s shareholders to oversee management and to assure that the long-term interests of the shareholders are being served.

Responsibilities of the Board

The Board reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. Directors are expected to attend all scheduled meetings of the Board and the committees on which they serve. Attendance by phone is acceptable with the consent of the Chairman of the Board if a director cannot attend meetings due to travel issues, conflicts, or similar reasons. Directors are expected to attend the annual meeting of the Company’s shareholders.

In addition to its general oversight of management, the Board (either directly or through its committees) also performs a number of specific functions, including:

1.	Representing the interests of the Company’s shareholders in maintaining and enhancing the success of the Company’s business, including optimizing long-term returns to increase shareholder value;

2.	Selecting, evaluating and compensating a well-qualified CEO of high integrity, and overseeing succession planning for the CEO and other senior executive officers;

3.	Providing counsel and oversight on the selection, evaluation, development and compensation of senior management;

4.	Reviewing, approving and interacting with senior management with respect to the Company’s fundamental financial and business strategies and major corporate actions, including strategic planning, management development and succession planning, operating performance, and shareholder returns;

5.	Assessing major risks facing the Company and reviewing options for their mitigation;

6.	Reviewing and assessing the processes in place for maintaining the integrity of the Company, including the integrity of its financial statements, the integrity of its compliance with law and ethics, the integrity of its relationships with customers and suppliers, and the integrity of its relationships with other stakeholders; and

7.	Providing general advice and counsel to the CEO and other senior management personnel.

Board Composition, Leadership, Independence, Qualification and Selection, Change in Board Member Status, Limitations on Public Company Directorships, Term Limits and Retirement Age

Board Composition

The Governance and Nominating Committee will regularly review and make recommendations on the size of the Board and its composition. Board size and composition will be set so that the Board will possess, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives. The specific number of Board members will be reviewed from time to time and adjusted as necessary and appropriate to promote the best overall interests of the Company and its shareholders.

Board Leadership

The Board shall elect a Chairman whose principal role shall be to manage and to provide leadership to the Board. The Chairman is accountable to the Board and acts as a direct liaison between the Board and the management of the Company. The Chairman shall have primary responsibility for calling to order and conducting meetings of the Board and of the shareholders, and preparing the agenda for each meeting, as well as for carrying out such other duties as may be specified for such office in the Company’s Bylaws and as may be prescribed by the Board. This responsibility does not, however, diminish the responsibilities of each Board member to raise appropriate agenda items, or to propose meetings.

The Board reserves the right to assign the responsibilities of the Chief Executive Officer and Chairman to different individuals or to the same individual if, in the Board’s judgment, a combined Chief Executive Officer and Chairman position is determined to be in the best interest of the Company. In the event that the responsibilities of the Chief Executive Officer and Chairman are vested in the same individual or in other circumstances when deemed appropriate, the Board will designate a Lead Director from among the independent directors to preside at the meetings of the non-employee director executive sessions and shall have such other duties and responsibilities as may be prescribed by the Board.

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Independence of Directors

The majority of the members of the Board will meet the criteria for independence as established by the Board in accordance with the standards of The NASDAQ Stock Market (“NASDAQ”) and the Securities and Exchange Commission (“SEC”). In general, the Board and the Governance and Nominating Committee will utilize the NASDAQ and SEC standards to determine independence of directors. In addition, the Governance and Nominating Committee will conduct a review of the independence of each Board member no less frequently than annually.

Selection and Qualification of Directors

The Board will select nominees to become directors to fill vacancies or newly created directorships, to be nominated for election by the Company’s shareholders at the annual meeting of the shareholders, and to fill committee assignments. The screening process is delegated to the Governance and Nominating Committee with input from the Chairman of the Board and the CEO. The Governance and Nominating Committee may, if it deems appropriate, retain for a fee recruiting professionals to identify and assist in evaluating candidates.

The Board as a whole should possess certain core competencies. All candidates for nominee for director will be reviewed based upon the Board’s current capabilities, any needs therein, and the capabilities of the candidate. The selection process will take into account all factors that the Governance and Nominating Committee considers appropriate, which may include the candidate’s personal and professional integrity, ethics, and values, experience in corporate management, industry experience, board experience, academic expertise, and business judgment. The Board will look for individuals who have displayed the highest personal and professional ethics, integrity and values and sound business judgment. In determining whether to re-nominate a director to the Board, independent directors will be subject to maximum term of ten years unless a majority of the Board (excluding the director to be re-nominated) determines that special circumstances exist to justify a longer term in the best interest of stockholders.

Change in Board Member Status; Limitations on Public Company Directorships

Directors are required to notify the Governance and Nominating Committee prior to joining another public company board, as well as on the board of a private company or professional, civic, or charitable organization. The Governance and Nominating Committee has adopted recommended limits on the number of public company boards on which Board members may serve, to enable them to have sufficient time to devote to their duties to the Company. Unless approved by the Governance and Nominating Committee, Board members, the CEO, and the Company’s “Named Executive Officers” (as defined in Item 402 of Regulation S-K) may not serve on more than the number of public company boards (including the Company’s Board) set forth below:

Position	Public Company Boards
Directors	3
CEO	3
Named Executive Officers, Other than the CEO	1

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The Governance and Nominating Committee will consider exceptions where membership on an additional board could be beneficial to the Company and the additional board seat would not interfere with the time that the individual devotes to Company matters. Notwithstanding the foregoing, these limitations are not applicable to any of the persons serving as directors, Named Executive Officers, or CEO of the Company as of date of adoption of these Guidelines; however, under no circumstances shall any of these persons serve on the boards of more than five public companies simultaneously.

Directors who are changing their principal employment or business profession or association (other than as a result of normal retirement) must inform the Governance and Nominating Committee so that the Committee may consider whether continued service on the Board is still appropriate and would not interfere with the time that the individual devotes to Company matters.

Term Limits; Retirement Age

The Board has not established term limits or a mandatory retirement age for directors. The Board believes that long-term, experienced directors provide continuity of leadership, perspective and understanding of the business of the Company. Term limits and mandatory retirement ages have the disadvantage of losing the contributions of these directors, who have been able to develop increasing insight into the Company and its operations, and who therefore provide an increasing contribution to the Board.

Board Committees

The Board has established four standing committees: an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, and a Legal and Regulatory Affairs Committee. For so long as the Company has only four independent directors, the function of the Legal and Regulatory Affairs Committee may be performed by the Governance and Nominating Committee. In addition, the Board may, from time to time, establish ad hoc committees to focus on certain areas impacting the Company. The responsibilities of each standing committee are contained in committee charters approved by the Board. The Governance and Nominating Committee will review the committee structure of the Board and the membership of various committees annually and make recommendations for any changes to the Board. In consultation with the Chairman of the Board and the executive officer responsible for supporting each committee, each committee chairperson will determine the frequency of meetings and the agenda for each meeting of the committee. The committee chairperson shall be responsible for making recommendations to the full Board and presenting resolutions requiring Board action and shall, after each committee meeting, report to the Board and make minutes available for all Board members.

Committee Assignment and Rotation

The Board will make committee assignments. Board members will rotate between committees from time to time as the Board deems appropriate. No single director may be the chair of more than two Board committees at any single time.

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Number and Scope of Board and Committee Meetings

The Board will meet at least once each quarter per year, including concurrently with the annual meeting of shareholders. Committees of the Board will meet as needed or as set forth in their respective charters. Each director is expected to attend all meetings of the Board and any committee(s) of which he or she is a member and to review all meeting materials circulated prior to each meeting. Attendance by phone is acceptable with the consent of the Chairman of the Board if a director cannot attend meetings due to travel issues, conflicts or similar reasons.

Each Board meeting will include a financial and operating review. In addition, at least once annually, the Board will devote substantial time to reviewing the following matters: senior executive succession planning; the personal objectives and performance of the CEO; senior executive performance evaluation; the Company’s Corporate Code of Business Conduct and Ethics; corporate controls and financial reporting policies and procedures; the Board’s effectiveness; enterprise risk management; and the Company’s overall business strategy and strategic plan.

Director Compensation

Non-employee directors, committee chairs, the Chairman of the Board, and the Lead Director, if any, shall receive reasonable compensation for their services, as may be determined from time to time by the Board upon recommendation of the Compensation Committee. Compensation shall be set at levels that are consistent with market practice, taking into account the size and scope of the Company’s business and the responsibilities of its directors. The Compensation Committee of the Board shall annually review and report to the Board with respect to director compensation and benefits.

Directors who are employees shall receive no additional compensation for serving as directors.

Director Access to Management and Independent Advisors

The Board is expected to be highly interactive with members of the Company’s senior management, and the Board and its individual members will have full access to individual senior executives of the Company. The Company also maintains an environment that permits senior managers to contact Board members directly.

It is policy of the Board that executive officers and other members of senior management who report directly to the CEO be present at Board and/or committee meetings at the invitation of the Board or committee members. The Board encourages such executive officers and senior management to make presentations or to include in discussions at Board meetings managers and other employees who (1) can provide insight into the matters being discussed because of their functional expertise and/or personal involvement in such matters and/or (2) are individuals with high potential whom such executive officers and senior management believe the directors should have the opportunity to meet and evaluate.

Directors are authorized to hire and consult with independent advisors, as is necessary and appropriate, without consulting management.

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Equity Compensation Policies

The Company may grant equity awards from time to time to certain participants under the terms of its existing incentive award plan and/or future benefit plans. The Board believes that the Company’s shareholders should be given the opportunity to vote on all of the Company’s new and amended incentive award plans, other than inducement options, those plans related to mergers and acquisitions, and tax-qualified and excess benefit plans. The Board prohibits the backdating of stock options.

In addition, with respect to equity-based awards under the Company’s existing incentive award plan and future plans, it is the policy of the Board that: (1) the purchase price for the common stock issuable upon exercise of any outstanding option granted under such a plan may not be decreased after the date of grant, and (2) outstanding options granted under such a plan may not be surrendered to the Company in exchange for the grant of a new option with a lower purchase price, cash, or a new award, unless such price decrease or new issuance/grant is approved by a majority of the independent directors. Notwithstanding anything herein to the contrary, adjustments or exchanges will be permitted under the following circumstances without the approval of the majority of the independent directors, (1) in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture; and (2) if the Compensation Committee decides to make adjustments with respect to the number and price of shares of stock to prevent dilution or enlargement of the rights of the holders.

The Company shall also disclose, in a Current Report on Form 8-K and on its website, a brief description of any material award of options, stock or warrants to any of its executive officers or directors within four business days following the grant date of the award.

Ethics and Conflicts of Interest

The Board expects the Company’s directors, as well as its officers and employees, to act ethically at all times and to acknowledge their adherence to the policies set forth in the Company’s Corporate Code of Business Conduct and Ethics. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the CEO. If a significant conflict exists and cannot be resolved, the director should resign. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Board shall resolve any conflict of interest question involving the CEO, the President, or a senior vice president, and the CEO shall resolve any conflict of interest issue involving any other officer of the Company.

Reporting of Concerns to the Audit Committee

Anyone who has a concern about the Company’s conduct, or about the Company’s accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Audit Committee. Such communications may be confidential or anonymous, and may be reported by phone to a special phone number or other means prescribed by the Company that will be published in internal Company publications. All such concerns will be forwarded to the Audit Committee for its review, and will be simultaneously reviewed and addressed by the Company in the same way that other concerns are addressed by the Company. The status of all outstanding concerns addressed to the Audit Committee will be reported to the directors on a quarterly basis. The Audit Committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them.

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Director Orientation and Continuing Education

The Board shall ensure that an orientation program for newly elected directors is implemented. Each new director will participate in an orientation program within six months of his or her election or appointment, which should include written materials designed to familiarize directors with the Company, the overall strategic plan for the Company, the significant financial accounting and risk management issues of the Company, the internal and independent audit functions of the Company, and the Company’s Corporate Code of Business Conduct and Ethics. The materials should also review procedures of the Board, director responsibilities, Board committee charters, these Guidelines, “best-in-class” practices for directors, issues associated with compliance with laws and regulations applicable to the Company, required disclosures to shareholders, and fiduciary duties. The Company’s Secretary shall oversee and maintain the orientation program implemented by the Board.

In addition, at least every two years, all directors and Named Executive Officers (as defined in Item 402 of Regulation S-K) will attend a similar one day program covering these Guidelines, “best-in-class” practices, issues associated with compliance with laws and regulations applicable to the Company, required disclosures to shareholders, and fiduciary duties.

The Board encourages directors to continue educating themselves with respect to domestic and international markets, accounting and finance, leadership, crisis response, industry practices, general management, and strategic planning.

Management Succession, Evaluation and Compensation

The Board shall develop and maintain an appropriate succession plan with respect to the position of CEO. Additionally, the Board, with input from the CEO and other senior management, will oversee senior management development and the planning for succession to senior positions.

The Compensation Committee is responsible for evaluating the CEO’s performance on an annual basis, reviewing the CEO’s actions with the Board, and making recommendations to the Board concerning annual and long-term performance goals for the CEO. The Compensation Committee’s evaluation of the CEO is based upon a combination of achievement of the annual and long term performance goals established for the CEO, as well as strategic Company objectives. The Compensation Committee will take this evaluation into account when setting the CEO’s incentive and equity compensation.

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If the Board determines that an executive officer has engaged in conduct detrimental to the Company, the Board may take a range of actions to remedy the conduct, prevent its recurrence, and impose such discipline as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the conduct resulted in a material inaccuracy in the Company’s financial statements or performance metrics, which affect the executive officer’s compensation, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the accurate financial statements or performance metrics; provided that, if the Board determines that an executive engaged in fraudulent misconduct, it will seek such reimbursement. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Presiding Director in Executive Sessions

The Board shall meet in executive session (without members of management being present) as part of each Board meeting, if and to the extent determined necessary or advisable by the Chairman of the Board, the Lead Director or any other director. Additional executive sessions of the Board shall be held as necessary or appropriate (as determined by the director presiding at such meetings) or upon the request of the Governance and Nominating Committee or any two other non-management directors. Executive sessions shall be led by the Chairman of the Board, if such Chairman is an independent director, or a Lead Director, who shall be an independent director appointed by the Board. The Chairman or the Lead Director, as the case may be shall (1) communicate with the CEO after each Board meeting to provide feedback on the substance of the items presented, and any further suggestions for enhancing management’s effectiveness, (2) coordinate, develop the agenda for and moderate executive sessions for the Board’s independent directors, and (3) act as principal liaison between the independent directors and, in the case of a Lead Director, the Chairman of the Board on sensitive issues. In performing the above described responsibilities, the Chairman of the Board or the Lead Director, as the case may be, may consider comments and requests of shareholders.

Communications with Stakeholders

The Company’s CEO is responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, Company associates, communities, creditors, and corporate partners.

It is the policy of the Company that management speaks for the Company. This policy does not preclude non-employee directors, including the Chairman of the Board or the Lead Director, from meeting with shareholders, but it is suggested that in most circumstances any such meetings be held with management present.

Annual Performance Assessment of the Board

The Board will conduct a self-assessment and an assessment of its committees at least annually to determine whether it and its committees are functioning effectively.

Limitation

Nothing in these guidelines is intended to expand the fiduciary obligations of Board members beyond those provided for under applicable law. These guidelines are also subject to modification by the Board.

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EXHIBIT 4

SECOND AMENDED AND RESTATED
COMPENSATION COMMITTEE CHARTER
of the Compensation Committee of
Rock Creek Pharmaceuticals, Inc.
(f/k/a Star Scientific, Inc.)

This Second Amended and Restated Compensation Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of Rock Creek Pharmaceuticals, Inc. (f/k/a Star Scientific, Inc.) (the “Company”) to be effective as of _______________, 2015.

I.	Purpose

The purpose of the Compensation Committee (the “Committee”) of the Board of the Company is (1) to discharge the Board’s responsibilities relating to compensation of the Company’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company and (2) to produce an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. The Committee shall ensure that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II.	Membership

The Committee shall be composed of at least three directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall (1) satisfy the independence requirements of the Nasdaq Stock Market, including by qualifying as an “Independent Director” as defined in Nasdaq Listing Rule 5605(a)(2); (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (3) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In determining the independence of any director who will serve on the Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship with the Company that is material to that director’s ability to be independent from management in connection with the duties of a member of the Committee, including, but not limited to:

1.	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and

2.	whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

The members of the Committee (the “Committee Members”), including the Chair of the Committee (the “Chair”), shall be appointed by the Board on the recommendation of the Nominating Committee of the Board. Committee Members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the Committee Members at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

The Committee shall enact and implement procedures to ensure that at least one of the Committee Members rotates off of the Committee every two years.

III.	Meetings and Procedures

The Chair (or, in his or her absence, a Committee Member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least two times per year and more frequently as the Committee deems necessary or desirable.

All non-management directors who are not Committee Members may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other person whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Company’s Chief Executive Officer (the “CEO”) may not be present during voting or deliberations concerning his or her compensation, and the Committee may exclude from its meetings any persons it deems appropriate, including but not limited to, any non-management director who is not a Committee Member.

The Committee shall have the sole authority, as it deems appropriate, to retain and/or replace, as needed, any legal counsel, compensation and benefits consultants and other outside experts or advisors as the Committee believes to be necessary or appropriate. If such counsel, consultants, experts or advisors are retained, the Committee shall be directly responsible for their appointment and compensation and for oversight of their work. However, the Committee may select, or receive advice from, such counsel, consultants, experts or advisors only after taking into consideration the following factors:

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1.	the provision of other services to the Company by the person that employs the consultant, counsel or other expert or advisor;

2.	the amount of fees received from the Company by the person that employs the consultant, counsel or other expert or advisor, as a percentage of the total revenue of the person that employs the consultant, counsel or other expert or advisor;

3.	the policies and procedures of the person that employs the consultant, counsel or other expert or advisor that are designed to prevent conflicts of interest;

4.	any business or personal relationship of the consultant, counsel or other expert or advisor with a member of the Committee;

5.	any stock of the Company owned by the consultant, counsel or other expert or advisor; and

6.	any business or personal relationship of the consultant, counsel, other expert or advisor or the person employing the advisor with an executive officer (i.e., officer covered by Rule 16a-1(f) under the Exchange Act) of the Company.

Notwithstanding the foregoing assessment, the Committee may select, or receive advice from, any advisor it prefers, including one that is not independent, after considering the six independence factors outlined above.

Notwithstanding the foregoing, the Committee is not required to conduct an independence assessment for a compensation advisor that acts in a role limited to the following activities for which no disclosure is required under Item 407(e)(3)(iii) of Regulation S-K: (a) consulting on any broad-based plan that does not discriminate in scope, terms, or operation, in favor of executive officers (i.e., officers covered by Rule 16a-1(f) under the Exchange Act) or directors of the Company, and that is available generally to all salaried employees; and/or (b) providing information that either is not customized for a particular company or that is customized based on parameters that are not developed by the advisor, and about which the advisor does not provide advice.

The Company shall provide for appropriate funding, as determined by the Committee in its sole discretion, for payment of compensation to any such persons retained by the Committee.

The Chair shall report to the Board following meetings of the Committee as necessary and as otherwise requested by the Chairman of the Board.

IV.	Duties and Responsibilities

1.	The Committee shall, at least annually, review the compensation philosophy of the Company.

2.	The Committee shall, at least annually, review and approve corporate goals and objectives relating to the compensation of the CEO, the directors, all other officers (as such term is defined in Rule 16a-1, promulgated under the Exchange Act) of the Company, and all other employees of the Company or its subsidiaries with a base salary greater than or equal to $150,000.
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3.	The Committee shall, at least annually, evaluate the performance of the CEO in light of the goals and objectives referenced in paragraph 2 above, and, based on such evaluation, the Committee shall compose a formal, written evaluation of the CEO in which it transmits such evaluation to the Board and recommends to the Board the form and amount of the CEO’s compensation for the Board’s consideration and approval.

4.	The Committee shall, at least annually, evaluate the performance of the directors, officers, and employees identified in paragraph 2 above in light of the goals and objectives referenced in paragraph 2 above (to the extent applicable), and, based on such evaluation, the Committee shall compose formal, written evaluations of such directors, officers, and employees in which it transmits such evaluations to the Board and recommends the form and amount of such directors’, officers’, and employees’ compensation for the Board’s consideration and approval.

5.	The Committee shall, at least annually, review and recommend to the directors, for their consideration and approval, all compensation for all directors.

6.	The Committee shall manage and periodically review all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans (including, but not limited to, the 1998 Stock Option Plan, 2000 Equity Incentive Plan, 2000 Performance Bonus Plan, and 2008 Incentive Award Plan, each as subsequently amended and/or restated) and with respect to each plan shall have responsibility for:

a.	general administration;

b.	setting performance targets under all annual bonus and long-term incentive compensation plans as appropriate and committing to writing any and all performance targets for all executive officers who may be “covered employees” under Section 162(m) of the Code within the first 90 days of the performance period to which such target relates or, if shorter, within the period provided by Section 162(m) of the Code in order for such target to be “pre-established” within the meaning of Section 162(m);

c.	certifying that any and all performance targets used for any performance-based equity compensation plans have been met before payment of any executive bonus or compensation or exercise of any executive award granted under any such plan(s);

d.	approving all amendments to, and terminations of, all compensation plans and any awards under such plans;

e.	granting any awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers or current employees with the potential to become the CEO or an executive officer, including stock options and other equity rights (e.g., restricted stock, stock purchase rights);

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f.	approving which executive officers are entitled to awards under the Company’s stock option plan(s); and

g.	repurchasing securities from terminated Company employees.

All plan reviews should include reviewing the plan’s administrative costs, reviewing current plan features relative to any proposed new features, and assessing the performance of the plan’s internal and external administrators if any duties have been delegated.

7.	The Committee shall establish and periodically review policies concerning perquisite benefits.

8.	The Committee shall periodically review the need for a Company policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Code.

9.	The Committee shall determine the Company’s policy with respect to change of control or “parachute” payments.

10.	The Committee shall review executive officer and director indemnification and insurance matters.

11.	The Committee shall review any employee loans in an amount equal to or greater than $75,000.

12.	The Committee shall prepare and approve the Compensation Committee Report to be included as part of the Company’s annual proxy statement.

13.	The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

14.	The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

V.	Delegation of Duties

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, except that it shall not delegate its responsibilities set forth in paragraphs 3 and 5 of Section IV above or for any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code by virtue of being approved by a Committee of “outside directors” or is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

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EXHIBIT 5

ROCK CREEK PHARMACEUTICALS, INC.

CORPORATE CODE OF BUSINESS CONDUCT AND ETHICS

(as amended on _________ ____, 2015)

ROCK CREEK PHARMACEUTICALS, iNC.

CORPORATE CODE OF BUSINESS CONDUCT AND ETHICS

(As amended on __________ ______, 2015)

Introduction

Rock Creek Pharmaceuticals, Inc. (“Rock Creek” or the “Company”) is judged as a corporation by the individual and collective performance of its employees. All Rock Creek employees must recognize that their first duty to Rock Creek, its customers and its stockholders is to conduct themselves in a way that merits public trust and confidence. As an employee representing Rock Creek, you have certain responsibilities pursuant to the laws and regulations under which Rock Creek’s business operates, and the policies established by its management and Board of Directors. This Corporate Code of Business Conduct and Corporate Ethics (this “Code”) has been formally adopted by the Board of Directors to assure you are aware of your responsibilities. You must read this Code carefully and keep it available for future reference. Questions and problem situations should be referred to the Chief Compliance Officer for resolution. Unless the Board of Directors appoints a different person as the Chief Compliance Officer, the Company’s Chief Financial Officer will serve as the Company’s Chief Compliance Officer. All employees must be diligent in ensuring that Rock Creek maintains the highest standard of ethics.

A.	Purpose

This Code contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics. To the extent this Code requires a higher standard than required by commercial practice or applicable laws, rules or regulations, we adhere to these higher standards.

This Code applies to all of our directors, officers and employees. We refer to all persons covered by this Code as “Company employees” or simply “employees.” We also refer to our Chief Executive Officer, Chief Financial Officer, and Controller as our “principal financial officers.”

B.	Seeking Help and Information

This Code is not intended to be a comprehensive rulebook and cannot address every situation that you may face. If you feel uncomfortable about a situation or have any doubts about whether it is consistent with the Company’s ethical standards, seek help. We encourage you to contact your supervisor for help first. If your supervisor cannot answer your question or if you do not feel comfortable contacting your supervisor, contact our Chief Compliance Officer.

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C.	Reporting Violations of the Code

All employees have a duty to report any known or suspected violation of this Code, including any violation of the laws, rules, regulations or policies that apply to the Company. If you know of or suspect a violation of this Code, immediately report the conduct to your supervisor. Your supervisor will contact the Chief Compliance Officer, who will work with you and your supervisor to investigate your concern. If you do not feel comfortable reporting the conduct to your supervisor or you do not get a satisfactory response, you may contact the Chief Compliance Officer directly. All reports of known or suspected violations of the law or this Code will be handled sensitively and with discretion. Your supervisor, the Chief Compliance Officer, and the Company will protect your confidentiality to the extent possible, consistent with the law and the Company’s need to investigate your concern.

It is Company policy that any employee who violates this Code will be subject to appropriate discipline, which may include termination of employment. This decision will be based upon the facts and circumstances of each particular situation. An employee accused of violating this Code will be given an opportunity to present his or her version of the events at issue prior to any determination of appropriate discipline. Employees who violate the law or this Code may expose themselves to substantial civil damages, criminal fines and prison terms. The Company may also face substantial fines and penalties and may incur damage to its reputation and standing in the community. Your conduct as a representative of the Company, if it does not comply with the law or with this Code, can result in serious consequences for both you and the Company.

D.	Policy Against Retaliation

The Company prohibits retaliation against an employee who, in good faith, seeks help or reports known or suspected violations. Any reprisal or retaliation against an employee because the employee, in good faith, sought help or filed a report will be subject to disciplinary action, including potential termination of employment.

E.	Waivers of the Code

Waivers of this Code for employees may be made only by an executive officer of the Company. Any waiver of this Code for our directors, executive officers or other principal financial officers may be made only by our Board of Directors and will be disclosed to the public as required by law or the rules of The NASDAQ Stock Market.

SECTION I
BUSINESS RELATIONSHIPS

A.	Customers

Our goal is to offer quality products and services at competitive prices, terms and conditions without compromising our ethical standards. We must treat our customers fairly, honestly and respectfully. We should not make unrealistic commitments about product performance, new product readiness, potential delivery dates or pricing. We should handle disagreements with our customers in private. We never make disparaging remarks about our customers to others. We protect and never divulge confidential information regarding a customer’s business.

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B.	Business Partners

Rock Creek’s success in many cases depends on third party business relationships. We honor our commitments to our business partners. We must always respect our partners’ proprietary information and trade secrets. We cannot divulge this information to others outside the relationship. We comply with and do not remove any proprietary legends which are displayed on materials of our business partners. We do not build lasting customer relationships by trying to look good at the expense of our business partners. We should handle any disagreements with our business partners directly and in private and not argue in front of others.

C.	Suppliers

When we buy goods or services for Rock Creek, we must maintain our standards of ethical conduct. We must be fair, honest, and responsible in:

h	choosing suppliers;
h	negotiating prices, terms and conditions; and
h	meeting the obligations in our contracts.

To protect our reputation with suppliers, we cannot show favoritism or preference at the expense of a fair and open process. Purchasing decisions should always be based on defined criteria such as price, quality, service, reputation and the total business relationship with the supplier. We should not write purchasing requirements based on a particular supplier’s products. Nor should we buy from suppliers simply because they purchase from us. We must respect and protect any confidential information shared by a supplier.

D.	Governments

Due to the nature of our business, we have frequent contact with federal and state regulators and taxing authorities.

When working with government agencies and officials, we must know the regulations and policies governing our conduct. What is acceptable practice in the commercial market may violate strict rules and regulations in government interactions. In all our dealings with governments, our actions must comply with applicable laws and regulations. Do not offer or provide gifts, gratuities or political contributions or discuss employment opportunities with a government official. Even paying for a business meal is prohibited by some government policies. To prevent legal problems for ourselves or the Company, and because laws differ throughout the country, you should work closely with Rock Creek’s Chief Compliance Officer when dealing with the government.

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SECTION II
BUSINESS PRACTICES

A.	Protecting Company Information

Information about our Company’s strategies, products, services and technical capabilities is critical to our success. It gives us our market advantage. Once exposed or stolen, it cannot be recovered. Even if we go to court and win, the information has become public and its value is diminished or destroyed.

All of us are given Company information in trust. We must protect it and use it appropriately, whether the information is our own or has been obtained from our business partners, customers, suppliers or other third parties. For example, revealing information about Rock Creek’s business plans or technical strategies to a competitor could result in a lost market advantage or breach a third party agreement.

Each of us has the responsibility to prevent proprietary information from being inappropriately shared. The nature of such proprietary information varies and includes business, financial or marketing plans; internal discussions and debates; employee information; scientific testing and results; engineering designs; prototypes; demonstrations; joint venture agreements; and manufacturing processes. Casual conversation and comments shared through electronic communications are two of the most common ways we inappropriately disclose information. Nonpublic Company information should not be discussed with friends, family or anyone other than coworkers who are involved in the matter. The best strategy is not to discuss in any public place any information that has not been made public.

B.	Proper Recording of Business and Financial Transactions

The funds and assets of Rock Creek must be properly and accurately recorded on the official books and records in accordance with both generally accepted accounting principles and the Company’s financial policies, with no false or artificial entries. The books of account, budget proposals, and books of original entry (especially bank accounts where funds are deposited and disbursed) must honestly and accurately reflect the transactions they record in a timely and complete manner. Such books and documents should not be kept or organized in any way that would mislead or misinform. The documentation for transactions must meet the internal control criteria for adequate internal reporting and the materiality guidelines for external financial statement reporting.

Accounting rules require that the books and records reflect certain events which impact the valuation of assets, or which result in liabilities for the Company, even though the final outcome of these events is not known. If you are aware of any event which could impact the Company’s financial statements or related disclosures, it is essential that you communicate with appropriate management.

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Any financing arrangement (leases, lines of credit, etc.), contract or transaction outside of normal purchases of inventory and supplies for production shall be made in accordance with the Financial Policies of the Company.

C.	Accuracy of Financial Reports and Other Public Communications

As a public company we are subject to various securities laws, regulations and reporting obligations. Both federal law and our policies require the disclosure of accurate and complete information regarding the Company’s business, financial condition and results of operations. Inaccurate, incomplete or untimely reporting will not be tolerated and can severely damage the Company and result in legal liability.

The Company’s principal financial officers and other employees working in the accounting department have a special responsibility to ensure that all of our financial disclosures are full, fair, accurate, timely and understandable. These employees must understand and strictly comply with generally accepted accounting principles and all standards, laws and regulations for accounting and financial reporting of transactions, estimates and forecasts.

For further information on the Company’s policy with respect to the Company’s filings with the SEC and other public communications, please see the Company’s Regulation FD Compliance Policy.

D.	Proper Use of Company Assets

Rock Creek recognizes that having the right tools and supplies to do your work effectively is critical to our success. To keep us equipped with everything from office supplies to cash and credit cards, to computer software and hardware, requires a major investment. When we use these assets for anything other than Company business, even inadvertently, we reduce profits for our Company and our shareholders. Rock Creek assets must be used as efficiently as possible and only for Company business. Any other use requires the prior approval of an authorized manager.

Our reliance on computing technology demands particular care. For instance, to protect against potential computer viruses, be careful not to put borrowed or unauthorized software on Rock Creek systems. Never make unauthorized copies of licensed software for personal, Rock Creek, or customer use. Do not take Rock Creek equipment home for personal use without prior authorization.

E.	Marketing and Advertising Materials

In preparing and using marketing and advertising materials, we must ensure that:

h	No false or misleading statements are used.
h	All Company trademarks are properly used with the appropriate designation symbol.

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h	When we use the trademarks of another company, these marks are used correctly and their owners are given proper attribution.

F.	Employment Practices

The Company pursues fair employment practices in every aspect of its business. Company employees must comply with all applicable labor and employment laws, including anti-discrimination laws and laws related to freedom of association, privacy and collective bargaining. It is your responsibility to understand and comply with the laws, regulations and policies that are relevant to your job. Failure to comply with labor and employment laws can result in civil and criminal liability against you and the Company, as well as disciplinary action by the Company, up to and including termination of employment. You should contact the Human Resources Department if you have any questions about the laws, regulations and policies that apply to you.

G.	Harassment and Discrimination

The Company is committed to providing equal opportunity and fair treatment to all individuals on the basis of merit, without discrimination because of race, color, religion, national origin, sex (including pregnancy), sexual orientation, age, disability, veteran status or other characteristic protected by law. The Company prohibits harassment in any form, whether physical or verbal and whether committed by supervisors, non-supervisory personnel or non-employees. Harassment may include, but is not limited to, offensive sexual flirtations, unwanted sexual advances or propositions, verbal abuse, sexually or racially degrading words, or the display in the workplace of sexually suggestive objects or pictures.

If you have any complaints about discrimination or harassment, report such conduct to your supervisor or the Chief Compliance Officer. All complaints will be treated with sensitivity and discretion. Your supervisor, the Chief Compliance Officer and the Company will protect your confidentiality to the extent possible, consistent with law and the Company’s need to investigate your concern. Where our investigation uncovers harassment or discrimination, we will take prompt corrective action, which may include disciplinary action by the Company, up to and including, termination of employment. The Company strictly prohibits retaliation against an employee who, in good faith, files a complaint.

Any member of management who has reason to believe that an employee has been the victim of harassment or discrimination or who receives a report of alleged harassment or discrimination shall immediately report such conduct to the Chief Compliance Officer.

H.	Alcohol and Drugs

The Company is committed to maintaining a drug-free work place. All Company employees must comply strictly with Company policies regarding the abuse of alcohol and the possession, sale and use of illegal substances. Drinking alcoholic beverages is prohibited while on duty or on the premises of the Company, except at Company-sanctioned events. Possessing, using, selling or offering illegal drugs and other controlled substances is prohibited under all circumstances while on duty or on the premises of the Company. Likewise, you are prohibited from reporting for work, or driving a Company vehicle or any vehicle on Company business, while under the influence of alcohol or any illegal drug or controlled substance.

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I.	Gifts and Entertainment

Whenever an employee deals with a supplier, customer or governmental agency, he or she has an obligation to act solely in the best interest of Rock Creek. This duty can be compromised by giving or receiving gifts that create the appearance of improper influence.

Any gift, favor, meal or entertainment, whether given or received, should be of such a nature that it would not violate any law, this Code, or the policies of customers or suppliers and would not place the employee or Rock Creek in a compromising position.

It is your responsibility to use good judgment in this area. All gifts and entertainment expenses should be properly accounted for on expense reports. The following specific examples may be helpful:

h	Meals and Entertainment. You may occasionally accept or give meals, refreshments or other entertainment if:
h	The items are of reasonable value;
h	The purpose of the meeting or attendance at the event is business related; and
h	The expenses would be paid by the Company as a reasonable business expense if not paid for by another party.

Entertainment of reasonable value may include food and tickets for sporting and cultural events if they are generally offered to other customers, suppliers or vendors.

h	Advertising and Promotional Materials. You may occasionally accept or give advertising or promotional materials of nominal value.

h	Personal Gifts. You may accept or give personal gifts of reasonable value that are related to recognized special occasions such as a graduation, promotion, new job, wedding, retirement or holiday. A gift is also acceptable if it is based on a family or personal relationship and unrelated to the business involved between the individuals.

h	Gifts Rewarding Service or Accomplishment. You may accept a gift from a civic, charitable or religious organization specifically related to your service or accomplishment.

For purposes of this section of this Code, if the value of a personal gift or meals and entertainment given by a customer or supplier to an employee or given by an employee to a customer or supplier does not exceed $200, then the value of such gift or meals and entertainment will be deemed to be a “reasonable value.”

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For those of us who work with government agencies, it is important to understand that we do not entertain or provide any gifts to government employees, as this is prohibited by law. United States law makes it a crime to offer or give a gift or a gratuity to a federal government official.

Employees, officers and directors are prohibited from accepting or giving any personal gifts, meals and entertainment, advertising or promotional materials, or gifts rewarding service or accomplishment, from or to any governmental agency or official unless it is based on a family or personal relationship and unrelated to the business involved between the individuals.

J.	Competition

Rock Creek sells in a highly competitive market. We compete aggressively but fairly and ethically. We rely on the strengths of our products and people and avoid disparaging the products of others or making false or misleading statements about their products.

We do not accept proprietary information of competitors. If we hire an employee who has worked with a competitor, we do not ask for or accept any proprietary or confidential information of the competitor. If we receive proprietary information accidentally, or without the owner’s knowledge and consent, such information must be turned over to the Chief Compliance Officer promptly and without review, or it must be returned to its owner. All knowledge that we obtain about our competitors, customers and industry comes from sources that are generally and publicly available.

K.	Conflicts of Interest

Rock Creek expects every employee to adhere to the Company’s standards of ethical and legal business conduct. These standards include avoiding any conflict of interest. An employee has a conflict of interest when the employee is involved, directly or indirectly, in activities which interfere, could interfere or have the appearance of reasonably interfering with or influencing the objective performance of his or her duties and responsibilities to the Company.

A conflict of interest exists if an employee or his/her spouse, dependent child, or other dependent member of his/her immediate family has a direct or indirect financial interest in, or relationship with, any person, firm or corporation that is a material supplier, customer, or competitor of or with the Company.

For purposes of this Code, a company is a “material” customer if the company has made payments to the Company in the past year in excess of $200,000 or 5% of the customer’s gross revenues, whichever is greater. A company is a “material” supplier if the company has received payments from the Company in the past year in excess of $200,000 or 5% of the supplier’s gross revenues, whichever is greater. A company is a “material” competitor if the company competes in the Company’s line of business and has annual gross revenues from such line of business in excess of $500,000. If you are uncertain whether a particular company is a material customer, supplier or competitor, please contact the Chief Compliance Officer for assistance.

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A conflict of interest also exists when an individual’s personal interest improperly interferes with the interests of the Company. Working for a competitor, customer or supplier at the same time as working for the Company will almost always be a conflict of interest. Of particular concern are conflicts of interest involving any management or other employees who have a significant role in the Company’s financial, reporting or internal controls. In particular, an employee or director must never use or attempt to use his or her position at the Company to obtain any improper personal benefit for himself or herself, for his or her family members, or for any other person.

The Company requires that employees disclose any situations that reasonably would be expected to give rise to an actual or apparent conflict of interest. If you suspect that you have a conflict of interest, or something that others could reasonably perceive as a conflict of interest, you must report it to your supervisor or the Chief Compliance Officer. Your supervisor and the Chief Compliance Officer will work with you to determine whether you have a conflict of interest and, if so, how best to address it. Although conflicts of interest are not automatically prohibited, they are not desirable and may only be waived as described in “Waivers of the Code” above.

L.	Political Contributions

Rock Creek has implemented a policy prohibiting the Company, its employees, its officers, and its directors from making any contribution or gift, directly or indirectly, without the prior approval of the Board of Directors, to the campaign of any person, or to any person, holding or seeking to hold political office, or to any entity, such as an exploratory committee, association or organization, operating on such a person’s behalf, or to any family member of such a person, in each case where the Company has or may have any matters or interests pending before such person. The Company is also prohibited from establishing or contributing to any political action committee.

If permitted under this Code, an employee’s contributions to a candidate for federal elective office or to a national political party cannot, directly or indirectly, be made with Rock Creek’s funds or be reimbursed by Rock Creek. Similarly, employees may not devote any work time to any campaign for a federal candidate or a national political party. No employee shall use his or her influence or position of authority to encourage another employee to work for or on behalf of any federal candidate, national political party or federal ballot issue or to make a contribution for any such purpose.

M.	The Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (the “FCPA”) prohibits the Company and its employees and agents from offering or giving money or any other item of value to win or retain business or to influence any act or decision of any governmental official, political party, candidate for political office or official of a public international organization. Stated more concisely, the FCPA prohibits the payment of bribes, kickback or other inducements to foreign officials. This prohibition also extends to payments to a sales representative or agent if there is reason to believe that the payment will be used indirectly for a prohibited payment to foreign officials. Violation of the FCPA is a crime that can result in severe fines and criminal penalties, as well as disciplinary action by the Company, up to and including termination of employment.

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Certain small facilitation or “grease” payments to foreign officials may be permissible under the FCPA if customary in the country or locality and intended to secure routine governmental action. Governmental action is “routine” if it is ordinarily and commonly performed by a foreign official and does not involve the exercise of discretion. For instance, “routine” functions would include setting up a telephone line or expediting a shipment through customs. To ensure legal compliance, all facilitation payments must receive prior written approval from the Chief Compliance Officer and must be clearly and accurately reported as a business expense.

SECTION III
COMPLIANCE WITH LAWS AND REGULATIONS

Each employee has an obligation to comply with all laws, rules and regulations applicable to the Company and its operations. These include, without limitation, laws covering bribery and kickbacks, copyrights, trademarks and trade secrets, information privacy, insider trading, illegal political contributions, antitrust prohibitions, foreign corrupt practices, offering or receiving gratuities, environmental hazards, employment discrimination or harassment, occupational health and safety, false or misleading financial information or misuse of corporate assets. You are expected to understand and comply with all laws, rules and regulations that apply to your job position. If any doubt exists about whether a course of action is lawful, you should seek advice from your supervisor or the Chief Compliance Officer.

A.	Antitrust Law

All employees of Rock Creek must comply with applicable federal, state and international antitrust laws and rules. Because violations may subject the Company to severe penalties, it is crucial that everyone recognize the type of conduct and situations that may trigger risks or antitrust violations.

When we come in contact with our competitors at seminars, trade shows and professional conferences, we never engage in conduct which is or might be considered to be collaboration on prices, marketing policies, terms of sale, costs or similar items. Discussions should be limited to those items on the meeting agenda. Our business arrangements with, and conduct toward, customers, distributors, sales representatives, business partners and other third parties must also comply with the antitrust laws.

No officer, employee, or agent has any authority to engage in any conduct inconsistent with the antitrust laws, or to authorize, direct, or condone such conduct by any person.

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The antitrust laws of the United States and other countries are very complex and new guidelines are constantly evolving. If you suspect that an antitrust problem has arisen, or you are confronted with conduct ambiguous under the antitrust laws, please promptly contact the Chief Compliance Officer.

B.	Improper Trading in Company Stock or Other Companies’ Securities

In the course of employment and while participating in activities on behalf of Rock Creek, employees frequently come into possession of confidential and highly sensitive information concerning the Company, its investments and business activities and potential investments and business opportunities, as well as information regarding our customers, suppliers or other companies with which we have contractual relationships or may be negotiating a transaction. Much of this information has a potential for affecting the market price of securities issued by the entities involved. Federal securities laws impose severe civil and criminal penalties on persons who, in connection with a purchase or sale of securities, improperly obtain or use material nonpublic information about the issuer of or market for such securities.

Because this is a very technical area of law and one with many pitfalls, both for the Company and for employees, officers and directors individually, the Company has adopted a detailed Insider Trading Policy. Each employee described in the Company’s Regulation FD Compliance Policy and Insider Trading Compliance Manual must comply with the policies set forth therein. We recommend you review these documents again to become more familiar with the applicable laws and regulations and the requirements of those policies. If you have any doubts or questions about trading in the Company’s securities or those of other companies that you have learned about in the course of your work for Rock Creek, you should contact the Chief Compliance Officer.

C.	Environmental, Health and Safety Guidelines

The Company is committed to providing a safe and healthy working environment for its employees and to avoiding adverse impact and injury to the environment and the communities in which we do business. Company employees must comply with all applicable environmental, health and safety laws, regulations and Company standards. It is your responsibility to understand and comply with the laws, regulations and policies that are relevant to your job. Failure to comply with environmental, health and safety laws and regulations can result in civil and criminal liability against you and the Company, as well as disciplinary action by the Company, up to and including termination of employment. You should contact the Chief Compliance Officer if you have any questions about the laws, regulations and policies that apply to you.

D.	Environment

All Company employees should strive to conserve resources and reduce waste and emissions through recycling and other energy conservation measures. You have a responsibility to promptly report any known or suspected violations of environmental laws or any events that may result in a discharge or emission of hazardous materials. Employees whose jobs involve manufacturing have a special responsibility to safeguard the environment. Such employees should be particularly alert to the storage, disposal and transportation of waste, and handling of toxic materials and emissions into the land, water or air.

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E.	Health and Safety

The Company is committed not only to complying with all relevant health and safety laws, but also to conducting business in a manner that protects the safety of its employees. All employees are required to comply with all applicable health and safety laws, regulations and policies relevant to their jobs. If you have a concern about unsafe conditions or tasks that present a risk of injury to you, please report these concerns immediately to your supervisor or the Chief Compliance Officer.

Conclusion

This Code contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics. If you have any questions about these guidelines, please contact your supervisor, the Chief Compliance Officer. We expect all Company employees to adhere to these standards.

This Code, as applied to the Company’s principal financial officers, shall be our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

This Code and the matters contained herein are neither a contract of employment nor a guarantee of continuing Company policy. We reserve the right to amend, supplement or discontinue this Code and the matters addressed herein, without prior notice, at any time.

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EXHIBIT 6

GOVERNANCE AND NOMINATING COMMITTEE CHARTER
of the Governance and Nominating Committee of
Rock Creek Pharmaceuticals, Inc.

This Governance and Nominating Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of Rock Creek Pharmaceuticals, Inc. (the “Company”) to be effective as of _______________, 2015.

I.	Purpose

The purpose of the Governance and Nominating Committee (the “Committee”) of the Board is to assist the Board in discharging the Board’s responsibilities regarding:

(a)           the identification of qualified candidates to become Board members;

(b)           the selection of nominees for election as directors at the next annual meeting of the Company’s stockholders (or special meeting of the Company’s stockholders at which directors are to be elected);

(c)           the selection of candidates to fill any vacancies on the Board;

(d)           oversight of the evaluation of the Board; and

(e)           maintaining and reviewing the Company’s Corporate Governance Guidelines.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II.	Membership

The Committee shall consist of at least three members of the Board; provided that, if at any time there is a vacancy on the Committee and the remaining Committee Members meet all membership requirements, then the Committee may consist of two Committee Members until the earlier of the Company’s next annual stockholder meeting or one year from the occurrence of the vacancy, unless otherwise provided in the rules of the Nasdaq Stock Market.

The members of the Committee (the “Committee Members”), including the Chair of the Committee (the “Chair”), shall be appointed by the Board. Committee Members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the Committee Members at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III.	Meetings and Procedures

The Chair (or, in his or her absence, a Committee Member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with the provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet on a regularly scheduled basis at least one time per year and more frequently as the Committee deems necessary or desirable.

All non-management directors that are not Committee Members may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to, any non-management director who is not a Committee Member.

The Chair shall report to the Board regarding the activities and proceedings of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.

The Committee shall have the sole authority, as it deems appropriate, to retain and/or replace, as needed, any legal counsel and other outside governance consultants, experts, or advisors as the Committee believes to be necessary or appropriate. If such counsel, consultants, experts or advisors are retained, the Committee shall be directly responsible for their appointment and compensation and for oversight of their work.

IV.	Duties and Responsibilities

1.            At an appropriate time prior to each annual meeting of the Company’s stockholders at which directors are to be elected or reelected, the Committee shall recommend to the Board for nomination by the Board such candidates as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

2.            At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Committee shall recommend to the Board for appointment by the Board to fill such vacancy, such director candidate as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

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3.            For purposes of 1 and 2 above, the Committee may consider the following criteria, among others the Committee shall deem appropriate, in recommending candidates for election to the Board:

(i)            personal and professional integrity, ethics and values;

(ii)           experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(iii)          experience in the Company’s industry and with relevant social policy concerns;

(iv)          experience as a board member of another publicly held company;

(v)           academic expertise in an area of the Company’s operations; and

(vi)          practical and mature business judgment, including ability to make independent analytical inquiries.

4.            The Committee shall, at least annually, review the performance of each current director and consider the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term.

5.            The Committee shall, at least annually, review the requirements for the members of each committee of the Board, as set forth in the committee charters and the rules promulgated by the Securities and Exchange Commission and the NASDAQ Stock Market (or any other stock exchange on which the Company’s shares may be listed for public trading). If these requirements are not met by the then-current committee members, the Committee shall recommend the appointment to such committees of directors or director candidates meeting such requirements.

6.            The Committee shall, at least annually, review the performance of the members of any advisory boards and consider the results of such evaluation when determining whether or not to recommend the nomination/appointment of such members for an additional advisory board term.

7.            The Committee shall consider, develop and recommend to the Board such policies and procedures with respect to the nomination of directors or other corporate governance matters as may be required or required to be disclosed pursuant to any rules promulgated by the Securities and Exchange Commission or the NASDAQ Stock Market (or any other stock exchange on which the Company’s shares may be listed for public trading) or otherwise considered to be desirable and appropriate in the discretion of the Committee.

8.            The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

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9.            Maintain a Code of Business Conduct and Ethics and Corporate Governance Guidelines and reassess the adequacy of such Code and Guidelines from time to time.

10.          Consider and make recommendations to the Board concerning the number and nature of the committees of the Board, member assignments and rotation, committee chairs and the need for any restructuring of such committees.

11.          The Committee shall periodically report to the Board on its findings and actions.

12.          The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

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Exhibit B

UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

ALEXANDRIA DIVISION

In re Star Scientific, Inc.	)
Derivative Litigation	)	Lead Case No. 1:13-CV-550-AJT-JFA
)
This Document Relates to:	)
)
ALL ACTIONS	)
)

ORDER SETTING SCHEDULE AND
PRELIMINARILY APPROVING PROPOSED SETTLEMENT

The parties to the consolidated stockholder derivative actions, styled In re Star Scientific, Inc. Derivative Litigation, Lead Case No. 1:13-CV-550-AJT-JFA (E.D. Va.) (the “Federal Derivative Action”), currently pending before the United States District Court for the Eastern District of Virginia (the “Court”), and In re Star Scientific, Inc. Virginia Circuit Court Derivative Litigation, Lead Case No. CL13-2997-6 (Va. Cir. Ct., City of Richmond) (collectively, with the Federal Derivative Action, the “Derivative Actions”), having applied pursuant to Federal Rule of Civil Procedure 23.1 for an order preliminarily approving the proposed settlement of the Derivative Actions in accordance with the Stipulation and Agreement of Compromise, Settlement and Release entered into by the parties on January 27, 2015 (the “Stipulation”), upon the terms and conditions set forth therein (the “Settlement”); the Court having read and considered the Stipulation and accompanying documents; and all parties having consented to the entry of this Order,

NOW, THEREFORE, this ____ day of ________, 2015, upon application of the parties, IT IS HEREBY ORDERED that:

1.         Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.

2.         The Court preliminarily approves the Settlement, as embodied in the Stipulation and the exhibits attached thereto, as fair, reasonable and adequate, pending a final hearing on the proposed Settlement as provided herein.

3.         For the purposes of the proposed Settlement only, the Court preliminarily finds that the Federal Derivative Action was properly brought as a derivative action for and on behalf of Rock Creek Pharmaceuticals, Inc., formerly known as Star Scientific, Inc. (“Star Scientific” or the “Company”), and that Plaintiffs fairly and adequately represent the interests of Star Scientific stockholders (“Company Stockholders”) similarly situated in enforcing the rights of the Company.

4.         Federal Co-Lead Counsel is authorized to act on behalf of Company Stockholders with respect to all acts required by the Stipulation or such other acts which are reasonably necessary to consummate the Settlement set forth in the Stipulation.

5.         A hearing (the “Settlement Hearing”) shall be held on ________________, 2015 at _________ _.m., Eastern Time, at the United States District Court for the Eastern District of Virginia, Alexandria Division, Albert V. Bryan U.S. Courthouse, 401 Courthouse Square, Alexandria, VA 22314, to:

a.	determine whether the Settlement should be approved as fair, reasonable and adequate;

b.	determine whether an Order and Final Judgment should be entered dismissing the Federal Derivative Action with prejudice;

c.	determine whether Federal Co-Lead Counsel and State Lead Counsel’s application for attorneys’ fees and expenses should be approved; and

d.	rule on such other matters as the Court may deem appropriate.

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6.         The Court reserves the right to (i) approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to Company Stockholders; and (ii) adjourn the Settlement Hearing or any adjournment thereof, without further notice of any kind to Company Stockholders.

7.         Within ten (10) business days following entry of this Order: (i) the Company shall cause the Stipulation to be filed with the Securities and Exchange Commission on Form 8-K; (ii) the Company shall post a link to the Stipulation and Notice on the Company’s website; (iii) the Company shall publish the Notice of Derivative Settlement via a national wire service; and (iv) counsel for Plaintiffs shall post the Notice on at least one of their respective websites. The costs of such forms of notice reflected in (i), (ii), and (iii) above, shall be borne in accordance with the terms of the Stipulation. The parties shall, at or before the Final Hearing, file with the Court proof of publication of the required notice.

8.         The Court approves, in form and substance, the Notice and Summary Notice, and finds that the form and method of notice specified herein constitutes the best notice practicable under the circumstances, constitutes due and sufficient notice of the Settlement Hearing to all persons entitled to receive such notice and fully satisfies the requirements of due process, Federal Rule of Civil Procedure 23.1 and applicable law.

9.         All proceedings and pending deadlines in the Federal Derivative Action, other than such proceedings as may be necessary to effectuate the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court.

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10.       Any Company Stockholder who objects to any aspect of the Settlement or the Order and Final Judgment to be entered in the Federal Derivative Action, may appear in person or by his or her attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown, no person other than Federal Co-Lead Counsel, State Lead Counsel, and counsel for Defendants and the Company shall be heard and no papers, briefs, pleadings or other documents submitted by any Company Stockholder shall be considered by the Court unless, not later than twenty-one (21) days prior to the Settlement Hearing directed herein: (i) a statement of the objections by the Company Stockholder; (ii) the grounds for such objections; and (iii) proof of ownership of Company common stock, as well as all documents or writings such person desires the Court to consider, are filed by such person with the Court, and, on or before such filing, are served by hand or mail on the following counsel of record:

Federal Co-Lead Counsel:	HARWOOD FEFFER LLP Matthew M. Houston Samuel K. Rosen Benjamin I. Sachs-Michaels 488 Madison Avenue New York, New York 10022
LIFSHITZ LAW FIRM Joshua M. Lifshitz 821 Franklin Avenue Suite 209 Garden City, New York 11530

State Lead Counsel:	KAHN SWICK & FOTI, LLC Melinda A. Nicholson Michael J. Palestina 206 Covington Street Madisonville, LA 70447
Counsel for the Individual Defendants:	K&L Gates LLP Charles Lee Eisen Nicholas G. Terris Amy J. Eldridge 1601 K Street, N.W. Washington, D.C. 20006-1600

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Counsel for the Company:	PROCTOR HEYMAN LLP Kurt M. Heyman Dawn Kurtz Crompton 300 Delaware Ave., Suite 200 Wilmington, DE 19801

11.       Any Company Stockholder who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding unless the Court orders otherwise.

12.       All papers in support of the Settlement or the award of attorneys’ fees and expenses shall be filed and served fourteen (14) days prior to the deadline for Company Stockholders to object to the Settlement, and all reply papers shall be filed and served seven (7) calendar days before the Settlement Hearing.

13.       If the Settlement is approved by the Court following the Settlement Hearing, an Order and Final Judgment will be entered as described in the Stipulation.

14.       If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement (including any modification thereof made with the consent of the parties as provided for in the Stipulation), and certifications herein and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein) shall be terminated and shall become void and of no further force and effect, except for the Company’s, Plaintiffs, Federal Co-Lead Counsel, and State Lead Counsel’s obligations to pay, in accordance with the terms of the Stipulation, expenses incurred in connection with provision of the notice prescribed by this Order. In that event, neither the Stipulation, nor any provision contained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any party, shall be deemed an admission, concession or received as evidence in this or any other action or proceeding.

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15.       The existence of the Stipulation, its contents, and any negotiations, statements, or proceedings in connection therewith will not be argued to be, and will not be construed or deemed to be, a presumption, concession or admission by any of the Released Parties or any other person of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Derivative Actions or otherwise or that the Company, Plaintiffs, Federal Co-Lead Counsel, State Lead Counsel, any present or former stockholders of the Company or any other person, have suffered any damage attributable in any manner to any of the Released Parties. Nor shall the existence of the Stipulation and its contents or any negotiations, statements or proceedings in connection therewith be construed as a presumption, concession or admission by Plaintiffs, Federal Co-Lead Counsel, or State Lead Counsel of any lack of merit of the Released Claims, or that the Company has not suffered cognizable damages caused by Defendants. The existence of the Stipulation, its contents or any negotiations, statements or proceedings in connection therewith, shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked or otherwise used by any person for any purpose in the Derivative Action or otherwise, except as may be necessary to effectuate the Settlement. Notwithstanding the foregoing, any of the Released Parties may file the Stipulation or any judgment or order of the Court related hereto in any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

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16.       The Court may, for good cause, extend any of the deadlines set forth in this Order without further notice to Company Stockholders, and the Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

It is SO ORDERED.

Dated:
The Honorable P. ANTHONY J. TRENGA
U.S. DISTRICT JUDGE

7

Exhibit C

UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

ALEXANDRIA DIVISION

In re Star Scientific, Inc.	)
Derivative Litigation	)	Lead Case No. 1:13-CV-550-AJT-JFA
)
This Document Relates to:	)
)
ALL ACTIONS	)
)

IN THE CIRCUIT COURT OF THE CITY OF RICHMOND
John Marshall Courts Building

In re Star Scientific, Inc. Virginia Circuit	)
Court Derivative Litigation	)	Lead Case No. CL13-2997-6
)
This Document Relates to:	)
)
ALL ACTIONS	)
)

NOTICE OF SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION

TO: ALL PERSONS WHO OWN SHARES OF Rock Creek Pharmaceuticals, Inc. (“COMPANY”) COMMON STOCK AS OF JANUARY 27, 2015 AND CONTINUE TO OWN SUCH SHARES (“COMPANY STOCKHOLDERS”):

THIS NOTICE IS GIVEN pursuant to an Order of the United States District Court for the United States District Court for the Eastern District of Virginia (the “Court”), to inform you of a proposed stipulated settlement (the “Settlement”) in the above-captioned derivative actions (the “Actions”). The Actions involve breach of fiduciary and other claims, brought derivatively on behalf of the Company, against certain of its current and former directors and officers, including claims for breaches of fiduciary duty in connection with the Company’s alleged false statements and misrepresentations concerning the benefits of, and market potential, for the Company’s product Anatabloc®, including purported claims that Johns Hopkins University School of Medicine was conducting major studies of (and would make favorable findings concerning) the product, alleged concealed private placements and related-party transactions, certain alleged government investigations of the Company, an alleged December 2013 warning letter from the U.S. Food and Drug Administration, and certain alleged compensation packages awarded the Company’s former directors and/or employees.

YOU ARE HEREBY NOTIFIED THAT, a hearing will be held on ________, 2015, at __ _.m., before the Honorable Anthony J. Trenga, at the United States District Court for the Eastern District of Virginia, Alexandria Division, Albert V. Bryan U.S. Courthouse, 401 Courthouse Square, Alexandria, VA 22314, for the purpose of determining whether the Settlement should be approved as fair, reasonable and adequate, and to consider other matters, including Plaintiffs’ counsel’s application for an award of attorneys’ fees and expenses and whether a final judgment dismissing the Action should be entered. Because this is a stockholder derivative action brought for the benefit of Rock Creek Pharmaceuticals, Inc., no individual Company stockholder has the right to receive any individual compensation as a result of the settlement of this action. In accordance with the terms of the Settlement, and in consideration for certain broad releases, the Company has agreed to implement certain corporate-governance reforms, including, but not limited to, the creation of a new board-level committee to review and oversee the Company’s legal, regulatory, compliance, and government affairs functions; modifications to the charter of the Company’s Audit Committee to strengthen the committee’s oversight of the Company’s disclosures and risk management process; modifications to the charter of the Company’s Compensation Committee; creation of Corporate Governance Guidelines, which will provide for, among other things, the election of a lead independent director, director term limits, and continuing education for directors; the constitution of a new Governance and Nominating Committee to replace the existing Nominating Committee to monitor the Company’s corporate governance guidelines; creation of the position of Compliance Officer who will be tasked with oversight and administration of the Company’s corporate governance policies; and changes to the Company’s Corporate Code of Business Conduct and Ethics.

IF YOU ARE AN OWNER OF COMPANY COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT. This notice contains only a summary of the Action and the terms of the Settlement. If you are a current Company Stockholder, you may obtain a copy the Stipulation of Settlement, by visiting the website www.RockCreekPharmaceuticals.com. Should you have any other questions regarding the proposed Settlement or the Action, please contact:

Federal Co-Lead Counsel:	HARWOOD FEFFER LLP Matthew M. Houston Samuel K. Rosen Benjamin I. Sachs-Michaels 488 Madison Avenue New York, New York 10022
LIFSHITZ LAW FIRM Joshua M. Lifshitz 821 Franklin Avenue Suite 209 Garden City, New York 11530

State Lead Counsel:	KAHN SWICK & FOTI, LLC Melinda A. Nicholson Michael J. Palestina 206 Covington Street Madisonville, LA 70447

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Any objection to the Settlement or to Plaintiffs’ application for an award of attorneys’ fees and expenses must be filed with the Clerk of the Court (Honorable Anthony J. Trenga, United States District Court for the Eastern District of Virginia, Alexandria Division, Albert V. Bryan U.S. Courthouse, 401 Courthouse Square, Alexandria, VA 22314) in this case numbered 1:13-CV-550, no later than ___________, 2015 and served by hand or first class mail (postage prepaid) for delivery by the same date on Plaintiffs’ Counsel (at the address listed above) and on counsel for Defendants (at the address listed below):

Counsel for the Individual Defendants:	K&L Gates LLP Charles Lee Eisen Nicholas G. Terris Amy J. Eldridge 1601 K Street, N.W. Washington, D.C. 20006-1600

Counsel for the Company:	PROCTOR HEYMAN LLP Kurt M. Heyman Dawn Kurtz Crompton 300 Delaware Ave., Suite 200 Wilmington, DE 19801

PLEASE DO NOT CALL OR WRITE THE COURT REGARDING THIS NOTICE.

DATED: ____________, 2015	BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA

3

Exhibit D

UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

ALEXANDRIA DIVISION

In re Star Scientific, Inc.	)
Derivative Litigation	)	Lead Case No. 1:13-CV-550-AJT-JFA
)
This Document Relates to:	)
)
ALL ACTIONS	)
)

[PROPOSED] ORDER AND FINAL JUDGMENT

A hearing having been held before this Court (the “Court”) on _________ __, 2015, pursuant to the Court’s Order of _____ __, 2015 (the “Scheduling and Preliminary Approval Order”), upon a Stipulation and Agreement of Compromise, Settlement and Release, executed on January 27, 2015 (the “Stipulation”), in the consolidated stockholder derivative action captioned In re Star Scientific, Inc. Derivative Litigation, Lead Case No. 1:13-CV-550-AJT-JFA (E.D. Va.) (the “Federal Derivative Action”), which was joined and consented to by all of the parties to the Federal Derivative Action and the parties to In re Star Scientific, Inc. Virginia Circuit Court Derivative Litigation, Lead Case No. CL13-2997-6 (Va. Cir. Ct., City of Richmond) (collectively, with the Federal Derivative Action, the “Derivative Actions”);the Scheduling and Preliminary Approval Order and the Stipulation being incorporated herein by reference; it appearing that due notice of said hearing was given in accordance with the aforementioned Scheduling and Preliminary Approval Order and that said notice was adequate and sufficient; the parties having appeared by their attorneys of record; the attorneys for the respective parties having been heard in support of the proposed settlement (the “Settlement”) of the Derivative Action; and an opportunity to be heard having been given to all other persons desiring to be heard as provided in the notice; and the entire matter of the Settlement having been considered by the Court;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this ___ day of ___________, 2015, as follows:

1.         Unless otherwise defined herein, all defined terms shall have the meanings as set forth in the Stipulation.

2.         The Notice of Settlement of Stockholder Derivative Litigation has been given to stockholders of Rock Creek Pharmaceuticals, Inc., formerly known as Star Scientific, Inc. (the “Company”) pursuant to and in the manner directed by the Preliminary Approval Order; proof of publication of the required notice was filed with the Court; and full opportunity to be heard has been offered to all parties, Company stockholders and persons in interest. The form and manner of the notice provided is hereby confirmed to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Federal Rule of Civil Procedure 23.1, due process and applicable law, and it is further determined that all Company stockholders are bound by the Order and Final Judgment herein.

3.         The Court reconfirms that, for settlement purposes only, the Federal Derivative Action is properly maintained as a shareholder derivative action on behalf of the Company, and that Plaintiffs fairly and adequately represented the interests of stockholders similarly situated in enforcing the rights of Company stockholders. Federal Co-Lead Counsel and State Lead Counsel is authorized to act on behalf of Company stockholders with respect to all acts required by the Stipulation or such other acts which are reasonably necessary to consummate the Settlement set forth in the Stipulation.

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4.         The Settlement is found to be fair, reasonable and adequate, and is hereby approved pursuant to Federal Rule of Civil Procedure 23.1. The parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Clerk is directed to enter and docket this Order and Final Judgment in the Action.

5.         This Court has jurisdiction over the subject matter of the Federal Derivative Action, including all matters necessary to effectuate the Settlement and this Final Judgment and over all parties to the Federal Derivative Action.

6.         The Federal Derivative Action and the Released Claims are hereby dismissed on the merits with prejudice as to all Defendants in the Federal Derivative Action and against all Released Parties on the merits and, except as provided below in Paragraph 14, without fees or costs.

7.         “Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, actions taken pursuant to the Stipulation, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, brought or that could be brought derivatively or otherwise by or on behalf of the Company against any of the Released Parties (defined below), which now or hereafter are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that are, were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved or referred to in the Derivative Actions. For the avoidance of doubt, the Released Claims do not include any direct claims on behalf of present or former Company stockholders that are being prosecuted in the Securities Class Action.

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8.         “Released Parties” means (i) Jonnie R. Williams, Paul L. Perito, Christopher C. Chapman, Jr., Neil L. Chayet, Burton J. Haynes, Ralph B. Everett, Park A. Dodd, III, Mario Mirabelli, and Curtis Wright; (ii) any other individual or entity that was originally named as a defendant in the Derivative Actions or any of the constituent actions underlying the Derivative Actions or any action consolidated into any such actions; (iii) all other current and former employees, officers, directors and advisers of the Company; and (iv) for each and all of the foregoing persons or entities (but only to the extent such persons are released as provided above), any and all of their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited-liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates.

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9.         Plaintiffs, the Company and by operation of law all Company stockholders, shall and hereby do completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Parties from and with respect to any and all of the Released Claims, and will be forever barred and enjoined from commencing, instituting or prosecuting any action or proceeding, in any forum, asserting any of the Released Claims against any of the Released Parties.

10.       Defendants, individually and collectively, shall and hereby do completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Plaintiffs, Federal Co-Lead Counsel, State Lead Counsel and all other plaintiffs’ counsel from and with respect to any and all claims arising out of or relating to the initiation, prosecution and resolution of the Derivative Actions, excepting any claim to enforce the Stipulation or Settlement.

11.       The Releases include any claims of Plaintiffs or the Company or any Company stockholder that he, she or it does not know or suspect exist in his, her or its favor at the time of the releases of the Released Claims against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into or to object to the Settlement (“Unknown Claims”). Plaintiffs and the Company shall have, and all Company stockholders shall be deemed to have, and by operation of the final order and judgment by the Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under California Civil Code § 1542 or any law or principle of common law of the United States or any state or territory of the United States which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

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“A general release does not extend to claims which the creditor does not know or suspect exist in his OR HER favor at the time of executing the release, which if known by him OR HER must have materially affected his OR HER settlement with the debtor.”

Plaintiffs and the Company acknowledge, and all Company stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, the Company and all Company stockholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, heretofore existed or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs and the Company acknowledge, and all Company stockholders by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of Defendants in entering into the Settlement Agreement.

12.       Plaintiffs, the Company and each and every Company stockholder are hereby permanently barred and enjoined from asserting, commencing, prosecuting, assisting, instigating, continuing or in any way participating in the commencement or prosecution of any action, whether directly, representatively, derivatively or in any other capacity, asserting any of the Released Claims that are released pursuant to this Order and Final Judgment or under the Stipulation.

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13.       Neither the Stipulation, the Settlement, this Order and Final Judgment, nor any act performed, statement made or document executed pursuant to or in furtherance of the Settlement is or may be construed or deemed to be, a presumption, concession or admission (i) by any of the Released Parties or any other person of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Derivative Actions or otherwise or that the Company, Plaintiffs, Federal Co-Lead Counsel, State Lead Counsel, any present or former stockholders of the Company, or any other person, have suffered any damage attributable in any manner to any of the Released Parties; or (ii) by Plaintiffs, Federal Co-Lead Counsel, or State Lead Counsel of any lack of merit of the Released Claims, or that the Company has not suffered cognizable damages caused by Defendants. The existence of the Stipulation and its contents, the Settlement, this Order and Final Judgment or any negotiations, statements or proceedings in connection therewith, shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked or otherwise used by any person for any purpose in the Derivative Action or otherwise, except as may be necessary to effectuate the Settlement. Notwithstanding the foregoing, any of the Released Parties may file the Stipulation or any judgment or order of the Court related hereto in any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

14.       Federal Co-Lead Counsel and State Lead Counsel are hereby awarded attorneys’ fees and expenses in the total amount of $[______], which sum the Court finds to be fair and reasonable, and which shall be paid to Federal Co-Lead Counsel and State Lead Counsel in accordance with the terms of the Stipulation. Plaintiffs are hereby awarded incentive awards in the total amount of $[________], which sum shall be paid out of Federal Co-Lead Counsel and State Lead Counsel’s attorneys’ fees and expenses award.

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15.       The effectiveness of the Order and Final Judgment and the obligations of Plaintiffs, Federal Co-Lead Counsel, State Lead Counsel, the Company, Company stockholders and Defendants under the Settlement shall not be conditioned upon or subject to the resolution of any appeal that relates solely to the issue of attorneys’ fees and expenses.

16.       The Court further orders, adjudges and decrees that all other relief be, and is hereby, denied, and that this Order and Final Judgment disposes of all the claims and all the parties in the above-styled and numbered stockholder derivative action.

17.       Without affecting the finality of this Order and Final Judgment in any way, this Court retains jurisdiction over all matters relating to the administration and consummation of the Settlement and all parties hereto for the purpose of construing, enforcing and administering the Settlement.

18.       In the event that the Settlement does not become effective or that Defendants exercise their right to terminate the Settlement in accordance with the terms of the Stipulation, then this Order and Final Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated, and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided for and in accordance with the Stipulation.

Dated:

The Honorable anthony j. trenga
u.s. district judge

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